Exhibit 10.1

STANDARD OFFICE LEASE

1. BASIC LEASE PROVISIONS.

1.1	DATE:	May 11, 2012

1.2	LANDLORD:	The Realty Associates Fund VIII, L.P., a Delaware limited partnership

1.3	TENANT:	Universal Electronics Inc.,a Delaware corporation

1.4	BUILDING ADDRESS:	201 East Sandpointe, Santa Ana, California 92707

1.5	SUITE NUMBER(S):	700 and 800

1.6	RENTABLE AREA OF PREMISES:	Suite 700: 18,092
	(in square feet)	Suite 800: 18,092

Total: 36,184

1.7	LOAD FACTOR PERCENTAGE:	11%

1.8	USE:	General office and administrative use (including uses as authorized in the Antenna License Agreement attached hereto)

1.9	TERM:	Delivery Date through the date that is ten (10) years after the Rent Commencement Date (as defined in Section 3.3)

1.10	ESTIMATED COMMENCEMENT DATE:	Delivery Date (See Section 3.2)

1.11	MONTHLY BASE RENT:	Delivery Date – through the day prior to the

RCD (as defined in Section 3.3): $0;

RCD through 24th full

calendar month after RCD: $52,466.80*;

25th through 36th month after RCD: $54,276.00;

37th through 48th month after RCD: $57,894.40;

49th through 60th month after RCD: $61,512.80;

61st through 72nd month after RCD: $65,131.20;

73rd through 84th month after RCD: $68,749.60;

85th through 96th month after RCD: $72,368.00;

97th through 108th month after RCD: $75,986.40; and

109th through 120th month after RCD: $79,604.80.

*See Addendum Section 1 for abated Base Rent

1.12	BASE RENT PAID UPON EXECUTION:	$52,466.80

	APPLIED TO: (insert month(s))	Eleventh full calendar month after RCD

1.13	SECURITY DEPOSIT:	$87,565.28

1.14	TENANT’S SHARE:	23.83%

1.15	BASE YEAR:	2013

1.16	BUSINESS HOURS:	8:00 a.m. through 6:00 p.m. Monday through Friday and 8:00 a.m. through 12:00 noon on Saturday, excluding Holidays

1.17	NON-BUSINESS HOURS HVAC CHARGE:	$55.00 per hour per HVAC zone (there are two HVAC zones on each floor of the Premises)

1.18	NUMBER OF PARKING SPACES:

	RESERVED:	See Addendum

	UNRESERVED:	See Addendum

1.19	INITIAL MONTHLY PARKING RATES PER VEHICLE:

	RESERVED:	See Addendum

	UNRESERVED:	See Addendum

1.20	REAL ESTATE BROKER:

	LANDLORD:	Orion Property Partners, Inc.

	TENANT:	Newmark Knight Frank (Myron Galchutt)

1.21	EXHIBITS ATTACHED TO LEASE:	Exhibit A - “Premises”; Exhibit B – “Verification Letter”; Exhibit C -”Rules and Regulations”; Exhibit D – “Work Letter Agreement”; Exhibit E – “Addendum to Lease”

1.22	ADDRESSES FOR NOTICES:

LANDLORD:

The Realty Associates Fund VIII, L.P.

c/o TA Associates Realty

1301 Dove Street, Suite 860

Newport Beach, California 92660

Attention: Asset Manager/201 Sandpointe

and

The Realty Associates Fund VIII, L.P.

c/o TA Associates Realty

28 State Street, Tenth Floor

Boston, Massachusetts 02109

Attention: Asset Manager/201 Sandpointe

	WITH A COPY TO:	Davis Partners LLC 1420 Bristol Street North, Suite 100 Newport Beach, California 92660 Attention: Property Manager/201Sandpointe

	TENANT:	Universal Electronics Inc. 6101 Gateway Drive Cypress, California 90630 Attention: Legal Department

1.23 INTERPRETATION. The Basic Lease Provisions shall be interpreted in conjunction with all of the other terms and conditions of this Lease. Other terms and conditions of this Lease modify and expand on the Basic Lease Provisions. If there is a conflict between the Basic Lease Provisions and the other terms and conditions of this Lease, the other terms and conditions shall control.

2. PREMISES.

2.1 LEASE OF PREMISES AND DEFINITION OF PROJECT. The “Premises” shall mean the area shown on Exhibit “A” to this Lease. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the conditions set forth herein the Premises, together with certain rights to the Common Areas (as defined below) as hereinafter specified. The Premises shall not include an easement for light, air or view. The building of which the Premises is a part (the “Building”), the Common Areas, the land upon which the same are located, along with all other buildings and improvements designated by Landlord, including all parking facilities, are herein collectively referred to as the “Project.” The Project shall not include the building located at 200 East Sandpointe, Santa Ana, California (the “200 East Sandpointe Building”) nor the 200 East Sandpointe Building’s associated parking areas and other improvements.

2.2 CALCULATION OF SIZE OF BUILDING AND PREMISES. The number of rentable square feet included within the Building(s) has been calculated in accordance with the methods of measuring rentable square feet, as that method is described in the American National Institute Publication ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (the “BOMA Standard”). The number of rentable square feet in the Premises has been calculated by measuring the number of usable square feet within the Premises calculated in accordance with the BOMA Standard and increasing the number of usable square feet by the Load Factor Percentage (as defined in Section 1.7). Landlord and Tenant agree that the Premises shall be deemed to contain 36,184 rentable square feet and that the number of rentable square feet contained in the Premises shall not be subject to adjustment.

2.3 COMMON AREAS-DEFINED. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, suppliers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, roadways and sidewalks. Tenant shall not store any property in the Common Areas or use the Common Areas for any purpose not approved by Landlord, in Landlord’s sole discretion.

3. TERM.

3.1 TERM AND COMMENCEMENT DATE. The term and Commencement Date of this Lease are as specified in Sections 1.9 and 1.10. Tenant shall, within ten (10) days after Landlord’s request, complete and execute the letter attached hereto as Exhibit “B” and deliver it to Landlord. Subject to the provisions of Section 13.1(d), Tenant’s failure to execute the letter attached hereto as Exhibit “B” within said ten (10) day period shall be a material default hereunder and shall constitute Tenant’s acknowledgment of the truth of the facts contained in the letter delivered by Landlord to Tenant.

3.2 TENDER OF POSSESSION. Concurrently with the execution of this Lease by Landlord and Tenant, Tenant shall (a) pay to Landlord the amounts described in Sections 1.12 and 1.13 and (b) deliver to Landlord the insurance certificates required by Section 8.3 (collectively, the “Tenant Deliveries”). Landlord shall deliver possession of the Premises to Tenant in its “as is” condition within one (1) business day after the later to occur of (a) the full execution and delivery of this Lease by Landlord and Tenant and (b) Landlord’s receipt of the Tenant Deliveries (the “Delivery Date”). Tenant accepts the Premises in its “as is” condition.

3.3 Rent Commencement Date. The “Rent Commencement Date” or “RCN” shall be the date that is one hundred forty-four (144) days after the Delivery Date, and the Rent Commencement Date shall be extended on a day per day basis by Landlord Delays and Force Majeure Delays (as such terms are defined below) to the extent that Landlord Delays or Force Majeure Delays cause the Improvements to be completed after the date that is one hundred forty-four (144) after the Delivery Date. If the Rent Commencement Date is not the first day of a calendar month, the Term of this Lease shall be extended by the number of days between the Rent Commencement Date and the first day of the next calendar month, it being the intention of Landlord and Tenant that the Term of the Lease end on the last day of a calendar month. As an example, assume that the Delivery Date is May 10, 2012, there are ten (10) days of Landlord Delay and five (5) days of Force Majeure Delay and the Improvements are substantially completed on September 27, 2012. In this event, the Rent Commencement Date would be October 1, 2012. As a second example, assume that the Delivery Date is May 10, 2012, there are ten (10) days of Landlord Delay and five (5) days of Force Majeure Delay, the Improvements are substantially completed on October 3, 2012, and but for the Landlord Delay and the Force Majeure Delay, the Improvements would have been completed on September 30, 2012. In this event, the Rent Commencement Date would be October 3, 2012.

3.4 DEFINITIONS AND NOTICE.

(a) “Landlord Delays” shall mean delays that delay the substantial completion of the Improvements and that are caused by (i) the failure of Landlord to provide approvals within the time periods set forth in the Work Letter Agreement (ii) delays in the substantial completion of the Improvements beyond the RCD directly attributable to Landlord’s failure to complete the ADA Alterations (as defined in Section 3 of the Addendum to the Lease) in a timely manner, (iv) delays in the substantial completion of the Improvements beyond the RCD directly attributable to Landlord’s failure to complete a required Exterior Alteration (as defined in Section 3.5 of the Work Letter Agreement), if any, in a timely manner, or (v) other delays defined in this Lease as “Landlord Delays”. The “substantial completion of the Improvements” shall mean the Improvements have been completed except for minor items or defects which can be completed or remedied after Tenant occupies the Premises without causing substantial interference with Tenant’s use of the Premises.

(b) “Force Majeure Delays” shall mean Force Majeure Events (as defined below) that delay the substantial completion of the Improvements. “Force Majeure Events” shall mean actual delay from fire, wind, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, sabotage, war, terrorist acts, invasion, insurrection, rebellion, civil unrest, riots and earthquakes. Force Majeure Events shall not include delays in obtaining building permits or other governmental approvals necessary to construct the Improvements.

(c) If Tenant contends that a Landlord Delay has occurred, Tenant shall notify Landlord in writing (the “Delay Notice”) of the specific circumstances constituting Landlord Delay. No Landlord Delay shall be deemed to have occurred prior to the date Tenant delivers the Delay Notice to Landlord. If such actions, inaction or circumstances described in the Delay Notice are not cured within one (1) business day after Landlord’s receipt of the Delay Notice and if such actions, inaction or circumstances otherwise qualified as a Landlord Delay, then a Landlord Delay shall be deemed to have occurred commencing as of the date of Tenant’s delivery to Landlord of the Delay Notice and ending on the date that Landlord has taken the action or remedied the circumstance that caused the Landlord Delay to commence. If the Work Letter provides that Landlord’s failure to provide an approval within a certain period of time is Landlord’s deemed approval, Landlord Delay shall end on the date such approval is deemed given. At Landlord’s request, Tenant shall promptly provide to Landlord a written notice of when a Landlord Delay ended.

4. RENT.

4.1 BASE RENT. Tenant shall pay to Landlord the Base Rent for the Premises set forth in Section 1.11, without offset, demand or deduction on or before the first day of each calendar month. At the time Tenant executes this Lease it shall pay to Landlord the advance Base Rent described in Section 1.12. Base Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Base Rent and all other amounts payable to Landlord hereunder shall be payable to Landlord in lawful money of the United States, and Tenant shall be responsible for delivering said amounts to Landlord at the address stated herein or to such other persons or to such other places as Landlord may designate in writing.

4.2 OPERATING EXPENSE INCREASES. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant’s Share of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year. If less than 95% of the rentable square feet in the Project is occupied by tenants or Landlord is not supplying services to 95% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), Operating Expenses for such calendar year shall be an amount equal to the Operating Expenses which would normally be expected to be incurred had 95% of the Project’s rentable square feet been occupied and had Landlord been supplying services to 95% of the Project’s rentable square feet throughout such calendar year. Tenant’s Share of Operating Expense increases shall be determined in accordance with the following provisions:

(a) “Tenant’s Share” is defined as the percentage set forth in Section 1.14, which percentage has been determined by dividing the number of rentable square feet in the Premises by the number of rentable square feet in the Project and multiplying the resulting quotient by one hundred (100). In the event that the number of rentable square feet in the Project or the Premises changes, Tenant’s Share shall be adjusted in the year the change occurs, and Tenant’s Share for such year shall be determined on the basis of the days during such year that each Tenant’s Share was in effect.

(b) “Comparison Year” is defined as each calendar year during the term of this Lease after the Base Year. Tenant’s Share of the Operating Expense increases for the last Comparison Year of the Lease term shall be prorated according to that portion of such Comparison Year as to which Tenant is responsible for a share of such increase.

(c) Subject to the limitations set forth in (d) below, “Operating Expenses” shall include all costs, expenses and fees incurred by Landlord in connection with or attributable to the Project, including but not limited to, the following items: (i) all costs, expenses and fees associated with or attributable to the ownership, management, operation, repair, maintenance, improvement, alteration and replacement of the Project, or any part thereof, including but not limited to, the following: (A) all surfaces, coverings, decorative items, carpets, drapes, window coverings, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, stairways, walls, structural elements, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roofs, fences and gates; (B) all heating, ventilating and air conditioning equipment (“HVAC”), plumbing, mechanical, and electrical systems, life safety systems and equipment, telecommunication equipment, elevators, escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair; (ii) the cost of trash disposal, janitorial services and security services and systems; (iii) the cost of all insurance purchased by Landlord and enumerated in Section 8 of this Lease, including any deductibles; (iv) the cost of water, sewer, gas, electricity, and other utilities available at the Project and paid by Landlord; (v) the cost of labor, salaries and applicable fringe benefits incurred by Landlord (however, if any of Landlord’s employees provide services at locations other than the Project, only the prorated portion of those employees’ wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Building shall be included); (vi) the cost of materials, supplies and tools used in managing, maintaining and/or cleaning the Project; (vii) the actual cost of accounting fees, management fees, legal fees and consulting fees attributable to the ownership, operation, management, maintenance and repair of the Project plus the cost of any space occupied by the property manager and leasing agent (if Landlord is the property manager, Landlord shall be entitled to receive a fair market management fee); provided, however, that in no event shall the property management fee exceed an amount equal to five percent (5%) of the Base Rent, Operating Expenses and Real Property Taxes applicable to the Project; (viii) the cost of operating, replacing, modifying and/or adding improvements or equipment mandated by any law, statute, regulation or directive of any governmental agency and any repairs or removals necessitated thereby (including, but not limited to, the cost of complying with the Americans With Disabilities Act and regulations of the Occupational Safety and Health Administration except for those construction costs described in Section 3 of the Addendum to this Lease which are the Landlord’s responsibility and shall not be included in Operating Expenses); (ix) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among property owners existing on the Commencement Date; (x) any business property taxes or personal property taxes imposed upon the fixtures, machinery, equipment, furniture and personal property used in connection with the operation of the Project; (xi) the cost of all business licenses, any gross receipt taxes based on rental income or other payments received by Landlord, commercial rental taxes or any similar taxes or fees; (xii) transportation taxes, fees or assessments, including but not limited to, mass transportation fees, metrorail fees, trip fees, regional and transportation district fees existing on the Commencement Date, (xiii) all costs and expenses associated with or related to the implementation by Landlord of any transportation demand management program or similar program existing on the Commencement Date; (xiv) fees assessed by any air quality management district or other governmental or quasi-governmental entity regulating pollution existing on the Commencement Date; (xv) the cost of installing intrabuilding network cabling (“INC”) and maintaining, repairing, securing and replacing existing INC; and (xvi) the cost of any other service provided by Landlord or any cost that is elsewhere stated in this Lease to be an “Operating Expense.” Real Property Taxes shall be paid in accordance with Section 10 below and shall not be included in Operating Expenses. Subject to the definition of Common Areas included in Section 2.3, Landlord shall have the right but not the obligation, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Project or among the different buildings which comprise the Project (the “Cost Pools”). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Project and the retail space tenants of the Project.

(d) Notwithstanding anything to the contrary contained in the Lease, Operating Expenses shall be defined so as to exclude the following: (i) all costs associated with defending any lawsuits with any mortgagee or tenant and costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Building; (ii) all costs (including permit, license and inspection fees) incurred in order to construct tenant improvements in space to be occupied exclusively by tenants or in renovating or redecorating vacant space which is intended for the exclusive occupancy by tenants in the future, including the cost of alterations or improvements to the Premises; (iii) leasing commissions and attorney fees incurred in connection with leasing space in the Project to tenants; (iv) reserves for equipment or capital replacement; (v) depreciation and amortization of the Building; (vi) interest or points paid on debt or amortization payments on any mortgages or deeds of trust or any other debt instrument encumbering the Building; (vii) bad debt loss, rent loss, or reserves for bad debt or rent loss; (viii) costs of services, supplies or other materials provided by Landlord or its affiliates to the extent that the cost of such services, supplies or materials exceeds the fair market value of such services, supplies or materials; (ix) advertising and promotional costs and the costs of signs in or on the Building or Project identifying the owner of the Building or Project or any tenant of the Building or Project; provided, however that the cost of the Building directory and building standard suite signage may be included in Operating Expenses; (x) Landlord’s income taxes, inheritance taxes and estate taxes; (xi) the cost of repairs or other work undertaken by reason of fire, windstorm or other casualty to the extent that Landlord actually receives reimbursement for such costs from insurance proceeds (except that insurance deductibles shall be included in Operating Expenses); (xii) costs of repair or replacement for any item covered by a warranty if the cost of repair is actually reimbursed to Landlord by the entity providing the warranty; (xiii) costs for which Landlord actually receives reimbursement by its insurance carrier or by any tenant’s insurance carrier; (xiv) fines, penalties or interest resulting from the gross negligence or willful misconduct of the Landlord; (xv) rental payments and any related costs pursuant to any ground lease of land underlying all or any portion of the Building; (xvi) costs, fees, dues, contributions or similar expenses for political or charitable organizations (Operating Expenses may include the cost of fees and dues of industry associations); (xvii) costs of items considered capital replacements or improvements under generally accepted accounting principles consistently applied (“Capital Items”), except for (1) the annual amortized cost incurred by Landlord after the Commencement Date for any capital improvements installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi governmental authority which are enacted or first enforced after the Commencement Date; (2) the annual amortized cost of any equipment, device or capital improvement purchased or incurred as a labor saving measure or to affect other economics in the operation or maintenance of the Building and/or Project; or (3) during each Comparison Year, the unamortized cost of minor capital improvements, tools or expenditures incurred in that year to the extent each item costs less than $10,000 in any calendar year; (xviii) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (xix) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded by this Section (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar service); (xx) depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (xxi) expenses in connection with services or other benefits which are provided to another tenant or occupant of the Project and which do not benefit Tenant (e.g., a health club that is only available to one tenant); provided, however, general maintenance of the Project even though a general maintenance item may only benefit one Tenant (e.g. repairing the thermostat in that tenant’s premises) may be included in Operating Expenses, and provided further, that Landlord’s agreements with tenants relating to the cost of parking or HVAC shall not limit Landlord’s right to include the cost of maintaining and repairing the Project’s parking areas and HVAC units in Operating Expenses; (xxii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis and (xxiii) electric power costs for which any tenant directly contracts with a local public service or utility company. If, in any calendar year following the Base Year, (a “Subsequent Year”), a new type of expense item (e.g. earthquake insurance) is included in Operating Expenses which was not included in the Base Year Operating Expenses, then the cost of such new type of item shall be added to the Base Year Operating Expenses for purposes of determining the Operating Expenses payable under this Lease for such Subsequent Year; provided, however, in no event shall any Capital Item ever be included in the Base Year Operating Expenses. During each Subsequent Year, the same amount shall continue to be included in the computation of

Operating Expenses for the Base Year, resulting in each such Subsequent Year Operating Expenses only including the increase in the cost of such new item over the Base Year, as so adjusted. However, if in any Subsequent Year thereafter, such new item is not included in Operating Expenses, no such addition shall be made to Base Year Operating Expenses. Conversely, as reasonably determined by Landlord, when an expense item that was originally included in the Base Year Operating Expenses is, in any Subsequent Year, no longer included in Operating Expenses, then the cost of such item shall be deleted from the Base Year Operating Expenses for purposes of determining the Operating Expenses payable under this Lease for such Subsequent Year. The same amount shall continue to be deleted from the Base Year Operating Expenses for each Subsequent Year thereafter that the item is not included.

(e) If pursuant to (d) above Landlord is required to amortize a capital improvement, the cost shall be amortized over the useful life of the capital improvement, as reasonably determined by Landlord, together with an interest factor on the unamortized cost of such item equal to the lesser of twelve percent (12%) per annum or the maximum rate of interest permitted by applicable law.

(f) Tenant’s Share of Operating Expense increases shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord’s option, however, Landlord may, from time to time, estimate what Tenant’s Share of Operating Expense increases will be, and the same shall be payable by Tenant monthly during each Comparison Year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord’s estimate of Tenant’s Share of Operating Expense increases, Landlord shall use commercially reasonable efforts to deliver to Tenant within one hundred twenty (120) days after the expiration of each Comparison Year a reasonably detailed statement (the “Statement”) showing Tenant’s Share of the actual Operating Expense increases incurred during such year. If Landlord has not delivered a Statement to Tenant within one hundred twenty (120) days after the expiration of the preceding calendar year, Tenant shall have the right to give Landlord written notice of such failure (a “Tenant Notice”), and Landlord’s failure to provide the Statement to Tenant within ten (10) days after Landlord receives the Tenant Notice shall be a breach by Landlord of its obligations under this Lease. To be effective, the Tenant Notice must specifically state that Landlord’s failure to provide the Statement to Tenant within thirty (30) days after Landlord’s receipt of the Notice will constitute a breach and the Tenant Notice must refer specifically to this section of the Lease. Landlord’s failure to deliver the Statement to Tenant within said period shall not constitute Landlord’s waiver of its right to collect said amounts or otherwise prejudice Landlord’s rights hereunder. If Tenant’s payments under this Section 4.2(f) during said Comparison Year exceed Tenant’s Share as indicated on the Statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant’s Share of Operating Expense increases next falling due. If Tenant’s payments under this Section 4.2(f) during said Comparison Year were less than Tenant’s Share as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the Statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Tenant is responsible for Operating Expense increases, notwithstanding that the Lease term may have terminated before the end of such Comparison Year; and this provision shall survive the expiration or earlier termination of the Lease.

(g) The computation of Tenant’s Share of Operating Expense increases is intended to provide a formula for the sharing of costs by Landlord and Tenant and will not necessarily result in the reimbursement to Landlord of the exact costs it has incurred. Landlord shall not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of 100% of the Operating Expenses actually paid by Landlord in connection with the operation of the Project.

(h) If Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant’s sole expense, not later than sixty (60) days following receipt of such Statement, to cause Landlord’s books and records with respect to the calendar year which is the subject of the Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord’s regular business hours. Tenant’s Share of Operating Expenses shall be appropriately adjusted based upon the results of such audit, and the results of such audit shall be final and binding upon Landlord and Tenant. Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time Tenant is in default under the Lease subject to applicable notice and cure periods. The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant’s right to undertake an audit with respect to any calendar year shall expire sixty (60) days after Tenant’s receipt of the Statement for such calendar year, and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such sixty (60) day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit Operating Expenses for the calendar year which is the subject of the Statement. If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence such audit within sixty (60) days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after such notice is delivered to Landlord. If Tenant does not commence and complete the audit within such periods, the Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. Tenant agrees that the results of any Operating Expense audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

5. SECURITY DEPOSIT. Tenant shall deliver to Landlord at the time it executes this Lease the security deposit set forth in Section 1.13 as security for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults, subject to applicable notice and cure periods, with respect to any provision of this Lease, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord’s damages in the event of Tenant’s default. Tenant hereby waives the provisions of any law which is inconsistent with this Section 5 including, but not limited to, Section 1950.7 of the California Civil Code. If Landlord disposes of its interest in the Building or Project, Landlord shall deliver or credit the security deposit to Landlord’s successor in interest in the Building or Project and thereupon be relieved of further responsibility with respect to the security deposit as long as the transferee agrees in writing to hold the security deposit under the terms of this Section 5. If Landlord fails to deliver or credit the security deposit to the transferee, Tenant may deduct from Base Rent payable by Tenant under this Lease the amount of the security deposit.

6. USE.

6.1 USE. The Premises shall be used and occupied only for the purpose set forth in Section 1.8 and for no other purpose. If Section 1.8 gives Tenant the right to use the Premises for general office use, by way of example and not limitation, general office use shall not include medical office use or any similar use, laboratory use, classroom use, an executive suite or similar use, any use not characterized by applicable zoning and land use restrictions as general office use, any use which would require Landlord or Tenant to obtain a conditional use permit or variance from any federal, state or local authority, or any other use not compatible, in Landlord’s sole judgment, with a first class office building. Notwithstanding any permitted use inserted in Section 1.8, Tenant shall not use the Premises for any purpose which would violate the Project’s certificate of occupancy, any conditional use permit or variance applicable to the Project or violate any covenants, conditions or other restrictions applicable to the Project. No exclusive use has been granted to Tenant hereunder. In no event shall Tenant use the Premises for the sale of medical marijuana or any use associated with the sale of medical marijuana.

6.2 COMPLIANCE WITH LAW.

(a) Landlord warrants to Tenant that to Landlord’s actual knowledge the Premises, in the state existing as of the date set forth in Section 1.1, but without regard to alterations or improvements to be made by Tenant or the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such date. Landlord’s actual knowledge shall mean and be limited to the actual knowledge of the person who is the Building owner’s asset manager (not the Building’s property manager) on the date set forth in Section 1.1, without any duty of inquiry or investigation, and such asset manager shall have no personal liability if such representation or warranty is untrue. Landlord’s representation and warranty that improvements comply with applicable building codes, regulations and ordinances shall mean that to Landlord’s actual knowledge the improvements complied with the codes, regulations and ordinances in effect when the improvements were originally constructed. If Tenant occupies the Premises at the time this Lease is executed, this warranty shall be of no force or effect. Nothing contained in this Section limits Landlord’s obligations under Section 3 of the Addendum to this Lease.

(b) Tenant shall, at Tenant’s sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the recommendations of Landlord’s engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Premises (“Legal Requirements”). Except for Landlord’s obligations in Addendum Section 3 and Landlord’s representations and warranty in Section 6.2(a) with respect to compliance with the ADA, Tenant shall, at Tenant’s sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health. Notwithstanding the foregoing, in no event shall Tenant be required to make changes required by Legal Requirements to the Building’s electrical, HVAC, plumbing, life safety, Common Areas or similar systems, or to the structural components of the Premises (“Landlord Changes”), unless such changes are required due to Tenant’s negligence or misuse of the Premises, Tenant’s alteration of the Premises or Tenant’s particular use of the Premises. If the changes are required due to Tenant’s negligence or misuse of the Premises, Tenant’s alteration of the Premises or Tenant’s particular use of the Premises, Landlord shall make such changes and Tenant shall reimburse Landlord for the reasonable cost thereof. With respect to other Landlord Changes, Landlord shall cause same to be completed, and subject to the other limitations contained in this Lease, the cost thereof may be included in Operating Expenses. Tenant shall conduct its business and use the Premises in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create dangerous situations, waste or a nuisance or shall tend to disturb other occupants of the Project. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.

6.3 CONDITION OF PREMISES. Except as otherwise provided in this Lease, Tenant hereby accepts the Premises and the Project in their condition existing as of the date this Lease is executed by Landlord and Tenant, subject to all applicable federal, state and local laws, ordinances, regulations and permits governing the use of the Premises, the Project’s certificate of occupancy, any applicable conditional use permits or variances, and any easements, covenants or restrictions affecting the use of the Premises or the Project. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Project are suitable for its intended use and that its use is permitted by applicable laws and regulations, and that neither Landlord nor Landlord’s agents has made any representation or warranty as to the present or future suitability of the Premises, or the Project for the conduct of Tenant’s business.

7. MAINTENANCE, REPAIRS AND ALTERATIONS.

7.1 LANDLORD’S OBLIGATIONS. Landlord shall keep the Project (excluding the interior of the Premises and space leased to other occupants of the Project) in good condition and repair. Landlord’s obligations shall specifically include, but shall not limited to, maintaining in good condition and repair the structural portions of the Buildings, all common and public areas and the base Building mechanical, electrical, life safety, ADA parking, plumbing, sprinkler systems and HVAC systems and the Common Areas. If plumbing pipes, electrical wiring, HVAC ducts or vents within the Premises are in need of repair, Tenant shall immediately notify Landlord, and Landlord shall cause the repairs to be completed within a reasonable time, and Tenant shall immediately pay the entire cost of the repairs to Landlord if such repairs are necessitated by Tenant’s negligence or misuse. Except as provided in Section 9.3, there shall be no abatement of rent or liability to Tenant on account of any injury to or interference with Tenant’s business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Project in good order, condition and repair.

7.2 TENANT’S OBLIGATIONS.

(a) Subject to the requirements of Section 7.3, Tenant shall be responsible for keeping the Premises in good condition and repair, at Tenant’s sole expense. By way of example, and not limitation, Tenant shall be responsible, at Tenant’s sole expense, for repairing and/or replacing, carpet, marble, tile or other flooring, paint, wall coverings, corridor and interior doors and door hardware, telephone and computer equipment, interior glass, window treatments, ceiling tiles, shelving, cabinets, millwork and other tenant improvements. In addition, Tenant shall be responsible for the installation, maintenance and repair of all telephone, computer and related cabling from the telephone terminal room on the floor on which the Premises is located to and throughout the Premises, and Tenant shall be responsible for any loss, cost, damage, liability and expense (including attorneys’ fees) arising out of or related to the installation, maintenance, repair and replacement of such cabling. If Tenant fails to keep the Premises in good condition and repair, Landlord may, but shall not be obligated to, make any necessary repairs. If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within twenty (20) days.

(b) On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear and casualty damage excepted, clean and free of debris and Tenant’s personal property. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant’s trade fixtures, furnishings and equipment. Tenant shall leave the electrical distribution systems, plumbing systems, lighting fixtures, HVAC ducts and vents, window treatments, wall coverings, carpets and other floor coverings, doors and door hardware, millwork, ceilings and other tenant improvements at the Premises in good condition, ordinary wear and tear excepted. Landlord shall have the right to require Tenant to (i) remove any telecommunications or other cabling installed by Tenant in the Premises as part of the original tenant improvements (whether constructed by Landlord or Tenant) or at later times during the term of the Lease (collectively, “Cabling”) or (ii) leave all or part of the Cabling. If Landlord requires Tenant to remove all or part of the Cabling, each individual cable left by Tenant shall be tagged by Tenant both at the end of the cable in the Premises and at the end of the cable in the riser closet so that Landlord can easily determine where each individual cable begins and ends. Each tag shall specify Tenant’s name, the type of cable, where the cable terminates in the Premises or the riser closet, as applicable, and what the cable was being used for by Tenant. If Landlord requires Tenant to remove some or all of the Cabling and Tenant fails to do so prior to the last day of the term of any sooner termination, Landlord may, but shall not be obligated to, remove such Cabling and, in this event, Tenant shall reimburse Landlord for all actual costs Landlord incurs in removing the such cable within twenty (20) days after written demand.

7.3 ALTERATIONS AND ADDITIONS.

(a) Except as provided below, Tenant shall not, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as “Alterations”) in, on or about the Premises or the Project. Alterations shall include, but shall not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, file retrieval or storage systems, carpeting or other floor covering, painting, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing. Landlord shall not unreasonably withhold its consent to Tenant making cosmetic, non-structural alterations (“Cosmetic Alterations”) to the inside of the Premises (e.g., paint and carpet, communication systems, telephone and computer system wiring) that do not (i) involve the expenditure of more than $10,000 in the aggregate in any calendar year, (ii) affect the exterior appearance of the Building, (iii) affect the Building’s electrical, plumbing, HVAC, life, fire, safety or security systems, (iv) affect the structural elements of the Building or (v) adversely affect any other tenant of the Project. At the expiration of the term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises and the Project to their prior condition, at Tenant’s expense. If a work letter agreement is entered into by Landlord and Tenant, Tenant shall not be obligated to remove the tenant improvements constructed in accordance with the work letter agreement. If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation and such compliance requires Landlord to make any improvement or Alteration to any portion of the Project, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such contractor as has been expressly approved by Landlord. In addition, Tenant shall pay to Landlord a fee equal to the lesser of (i) the actual amount Landlord pays to its property manager to supervise such Alterations, or (ii) three percent (3%) of the cost of the Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans for the Alterations and in monitoring the construction of the Alterations (the “Landlord Fee”). If Landlord incurs architectural, engineering or other consultants’ fees in evaluating such Alterations, Tenant shall reimburse Landlord for these fees in addition to the Landlord Fee; provided, however, that Tenant shall have no obligation to reimburse Landlord for such consulting fees unless Landlord has given Tenant prior written notice that such a consulting fee will be incurred if Tenant proceeds with the Alterations and the estimated amount of such consulting fee. If Tenant proposes Alterations to Landlord but subsequently elects not to construct the Alterations, and Landlord has incurred costs in reviewing Tenant’s proposed Alterations (e.g., architect’s, engineer’s or property management fees), Tenant shall reimburse Landlord for the costs incurred by Landlord within twenty (20) days after written demand. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alterations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, “builders all risk” insurance in an amount approved by Landlord and workers compensation insurance.

(b) Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit. If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

(c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or the Project, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not less than one and one half times the amount of such contested lien claim indemnifying Landlord against liability arising out of such lien or claim. Such bond shall be sufficient in form and amount to free the Project from the effect of such lien. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs incurred as a result of any such lien.

(d) Tenant shall give Landlord not less than ten (10) days’ advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project.

(e) All Alterations (whether or not such Alterations constitute trade fixtures of Tenant) which may be made to the Premises by Tenant shall be paid for by Tenant, at Tenant’s sole expense, and shall be made and done in a good and workmanlike manner and with new materials satisfactory to Landlord, and such Alteration shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal pursuant to Section 7.3(a). Provided Tenant is not in default, Tenant’s personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Project, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 7.2(b).

7.4 FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to remove its property as required by Section 7.2(b), then in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.

8. INSURANCE.

8.1 INSURANCE-TENANT.

(a) Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord’s reasonable discretion, which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing coverage in an amount not less than $2,000,000 per occurrence and not less than $3,000,000 in the aggregate with an “Additional Insured-Managers and Landlords of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.

(b) Tenant shall obtain and keep in force during the term of this Lease “Causes of Loss – Special Form” extended coverage property insurance (previously known as “all risk” property insurance) with coverages acceptable to Landlord, in Landlord’s reasonable discretion. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant’s personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant’s trade fixtures and other property. By way of example, and not limitation, such policies shall provide protection against any peril included within the classification “fire and extended coverage,” against vandalism and malicious mischief, theft and sprinkler leakage. Tenant’s policy shall include endorsements to insure Tenant against losses to valuable papers, records and computer equipment and to compensate Tenant for the cost of recovering lost data. To the extent that Tenant’s policy covers tenant improvements to the Premises, Landlord shall be a loss payee on such policy. Tenant shall also obtain earthquake insurance, and if the Project is in Flood Zone A or V, Tenant shall obtain flood insurance, and the terms of such insurance policies shall be reasonably acceptable to Landlord. If this Lease is terminated as the result of a casualty in accordance with Section 9, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises shall be paid to Landlord. If insurance proceeds are available to repair the tenant improvements, at Landlord’s option, all insurance proceeds Tenant is entitled to receive to repair the tenant improvements shall be paid by the insurance company directly to Landlord, Landlord shall select the contractor to repair and/or replace the tenant improvements, and Landlord shall cause the tenant improvements to be repaired and/or replaced to the extent insurance proceeds are available.

(c) Tenant shall, at all times during the term hereof, maintain the following insurance with coverages reasonably acceptable to Landlord: (i) workers’ compensation insurance as required by applicable law, (ii) employers liability insurance with limits of at least $1,000,000 per occurrence, (iii) automobile liability insurance for owned, non-owned and hired vehicles with limits of at least $1,000,000 per occurrence and (iv) business interruption and extra expense insurance. In addition to the insurance required in (i), (ii), (iii) and (iv) above, Landlord shall have the right to require Tenant to increase the limits of its insurance and/or obtain such additional insurance as is customarily required by landlords owning similar real property in the geographical area of the Project.

8.2 INSURANCE-LANDLORD.

(a) Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.

(b) Landlord shall also obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of the replacement cost thereof (excluding foundations and similar items), as determined by Landlord from time to time. The terms and conditions of said policies, their deductibles and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord’s sole discretion. In addition, at Landlord’s option, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord’s option, also cover all Operating Expenses. At Landlord’s option, Landlord may obtain insurance coverages and/or bonds related to the operation of the parking areas. At Landlord’s option, Landlord may obtain coverage for flood and earthquake damages. In addition, Landlord shall have the right to obtain such additional insurance as is customarily carried by owners or operators of other comparable office buildings in the geographical area of the Project. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such deductibles as Landlord may determine. In addition to amounts payable by Tenant in accordance with Section 4.2, Tenant shall pay any increase in the property insurance premiums for the Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord’s insurance carrier as being caused by the nature of Tenant’s occupancy or any act or omission of Tenant.

8.3 INSURANCE POLICIES. Tenant shall deliver to Landlord certificates for the insurance policies required under Section 8.1 concurrently with the execution of this Lease using an ACORD 28 form or a similar form approved by Landlord. Tenant’s insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof. Tenant’s insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a “General Policyholder’s Rating” of at least A and a financial rating of at least “Class X” (or such other rating as may be required by any lender having a lien on the Project) as set forth in the most recent edition of “Best Insurance Reports.” All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord, Landlord’s property manager and lender(s) and their respective officers, shareholders, directors, partners, members, managers, employees, successors and assigns, shall be included as additional insureds under Tenant’s commercial general liability policy and under the Tenant’s excess or umbrella policy, if any, using ISO additional insured endorsement CG 20 11 or a substitute providing equivalent coverage. Tenant’s insurance policies shall not include deductibles in excess of $5,000.

8.4 WAIVER OF SUBROGATION. Landlord waives any and all rights of recovery against Tenant and Tenant’s employees and agents for or arising out of damage to, or destruction of, the Project to the extent that Landlord’s insurance policies then in force insure against such damage or destruction (or to the extent of what would have been covered had Landlord maintained the insurance required to be carried under this Lease) and permit such waiver. Tenant waives any and all rights of recovery against Landlord and Landlord’s employees and agents for or arising out of damage to, or destruction of, the Project to the extent that Tenant’s insurance policies then in force insure against such damage or destruction (or to the extent of what would have been covered had Tenant maintained the insurance required to be carried under this Lease) and permit such waiver. Tenant shall cause the insurance policies it obtains in accordance with Section 8.1 relating to property damage to provide that the insurance company waives all right of recovery by subrogation against Landlord in connection with any liability or damage covered by Tenant’s insurance policies.

8.5 COVERAGE. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant’s property or Tenant’s obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant’s obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

9. DAMAGE OR DESTRUCTION.

9.1 EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Project is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Substances (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as “Damages”), but the Damages are not material (as defined in Section 9.2 below), Landlord shall promptly and diligently repair the Damages to the Project as soon as is reasonably possible to substantially the same condition as of the date of the Damages, and this Lease shall remain in full force and effect. If all or part of the Project is destroyed or materially damaged (as defined in Section 9.2 below), Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Project or to terminate this Lease. Landlord shall within ninety (90) days after the discovery of such material damage or destruction notify Tenant in writing of Landlord’s intention to repair or to rebuild or to terminate this Lease. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord’s election to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project after material damage or destruction, but in good faith determines that the Premises cannot be substantially repaired within two hundred forty (240) days after the date of the discovery of the material damage or destruction, without payment of overtime or other premiums, and the damage to the Project will render more than fifty percent (50%) of the Premises unusable during said two hundred forty (240) day period, Landlord shall notify Tenant thereof in writing at the time of Landlord’s election to rebuild or repair, and Tenant shall thereafter have a period of thirty (30) days within which Tenant may elect to terminate this Lease, upon thirty (30) days’ advance written notice to Landlord. Tenant’s termination right described in the preceding sentence shall not apply if the damage was caused by the negligent or intentional acts of Tenant or its employees, agents, contractors or invitees. Failure of Tenant to exercise said election within said thirty (30) day period shall constitute Tenant’s agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays caused by Force Majeure Events. If Landlord is unable to repair the damage to the Premises or the Project during such two hundred forty (240) day period due to Force Majeure Events, the two hundred forty (240) day period shall be extended by the period of delay caused by the Force Majeure Events; provided, however, in no event shall the two hundred forty (240) day period be extended by more than sixty (60) days due to a Force Majeure Event. A “Force Majeure Event” shall mean fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, or any other cause beyond the reasonable control of Landlord. Subject to Section 9.3 below, if Landlord or Tenant terminates this Lease in accordance with this Section 9.1, Tenant shall continue to pay all Base Rent, Operating Expense increases and other amounts due hereunder which arise prior to the date of termination.

9.2 DEFINITION OF MATERIAL DAMAGE. Damage to the Project shall be deemed material if, in Landlord’s reasonable judgment, the uninsured cost of repairing the damage will exceed $25,000. If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Project, the damage shall be deemed material if the cost of repairing the damage exceeds $100,000. Damage to the Project shall also be deemed material if (a) the Project cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the damage in excess of $25,000 be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve (12) months of the Lease term.

9.3 ABATEMENT OF RENT. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the “Pre-Abatement Period”) as a result of damage to the Premises, and the damage was not caused by the negligence or intentional acts of Tenant or its employees, agents, contractors or invitees, then Tenant’s Base Rent and Tenant’s Share of Operating Expense or Real Property Tax increases shall be abated or reduced, as the case may be, after expiration of the Pre-Abatement Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises.

9.4 TENANT’S ACTS. If such damage or destruction occurs as a result of the negligence or the intentional acts of Tenant or Tenant’s employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, Tenant shall pay, at Tenant’s sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

9.5 TENANT’S PROPERTY. As more fully set forth in Section 47, Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively “Tenant’s property”) located at the Project. Tenant shall repair or replace all of Tenant’s property at Tenant’s sole cost and expense. Tenant acknowledges that it is Tenant’s sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant’s property.

9.6 WAIVER. Landlord and Tenant hereby waive the provisions of any present or future statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

10. REAL AND PERSONAL PROPERTY TAXES.

10.1 PAYMENT OF TAXES. Tenant shall pay to Landlord during the term of this Lease, in addition to Base Rent and Tenant’s Share of Operating Expense increases, Tenant’s Share of the amount by which all “Real Property Taxes” (as defined in Section 10.2 below) for each Comparison Year exceeds the amount of all Real Property Taxes for the Base Year. Tenant’s Share of Real Property Tax increases shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Tenant’s Share of Operating Expense increases as provided in Section 4.2(f) of this Lease. Except as expressly provided in Section 10.4 below, if the Real Property Taxes incurred during any Comparison Year are less than the Real Property Taxes incurred during the Base Year, Tenant shall not be entitled to receive any credit, offset, reduction or benefit as a result of said occurrence.

10.2 DEFINITION OF “REAL PROPERTY TAX”. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof, unless such tax is defined as an Operating Expense by Section 4.2(c). Real Property Taxes shall not include income, inheritance and gift taxes.

10.3 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant’s use of the Premises. If any of Tenant’s personal property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.

10.4 REASSESSMENTS. From time to time Landlord may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Landlord may attempt to cause the Real Property Taxes to be reduced on other grounds. If Landlord is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a “Reduction”), Landlord shall, to the extent practicable, credit the Reduction(s) to Real Property Taxes for the calendar year to which a Reduction applies and recalculate the Real Property Taxes owed by Tenant for years after the year in which the Reduction applies based on the reduced Real Property Taxes (if a Reduction applies to Tenant’s Base Year, the Base Year Real Property Taxes shall be reduced by the amount of the Reduction and Tenant’s Share of Real Property Tax increases shall be recalculated for all Comparison Years following the year of the Reduction based on the lower Base Year amount). All actual costs incurred by Landlord in obtaining and/or processing the Real Property Tax reductions (e.g., consulting fees, accounting fees, costs of recalculating Base Years and Comparison Years etc.) may be included in Operating Expenses or deducted from the Reduction. Landlord shall have the right to compensate a person or entity it employs to obtain a Reduction by giving such person or entity a percentage of any Reduction obtained.

11. UTILITIES.

11.1 SERVICES PROVIDED BY LANDLORD. Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall use commercially reasonable efforts to provide (a) HVAC to the Premises for a typical office use during the times described in Section 11.4, (b) on a monthly basis, an amount of electricity not to exceed five (5) watts multiplied by the number of usable square feet in the Premises multiplied by the total number of Business Hours in the month (“Maximum Electrical Consumption”), (c) water in the Premises or in the Common Area for reasonable and normal drinking and lavatory use, (d) replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, and (e) building standard janitorial services.

11.2 INTRABUILDING NETWORK CABLING. In addition to the items described in 11.1 above, Landlord shall also provide Tenant with access to a reasonable amount of INC. For purposes of this Section 11.2, a reasonable amount of INC shall not exceed six (6) cable pairs per one thousand (1,000) usable square feet of space in the Premises. If Tenant requires additional INC capacity, the cost of providing, maintaining, repairing and replacing such capacity shall be borne solely by Tenant. Additional INC capacity may only be installed, maintained, repaired and replaced by a contractor approved by Landlord, in Landlord’s reasonable discretion. The Building’s minimum point of entry (“MPOE”) for telephone service, the INC risers and the telephone terminal rooms located on each floor of the Building may only be accessed with Landlord’s prior consent and by contractors approved by Landlord, in Landlord’s reasonable discretion. Tenant shall be responsible for any loss, cost, damage, liability and expense (including attorneys’ fees) arising out of or related to the installation, maintenance, repair and replacement of additional INC capacity.

11.3 OCCUPANT DENSITY. Tenant shall maintain a ratio of not more than one Occupant (as defined below) for each two hundred twenty (220) square feet of rentable area in the Premises (hereinafter, the “Occupant Density”). If Landlord has a reasonable basis to believe that Tenant is exceeding the Occupant Density, upon not less than ten (10) days advance written notice from Landlord, Tenant shall maintain on a daily basis an accurate record of the number of employees, visitors, contractors and other people that visit the Premises (collectively “Occupants”). Landlord shall have the right to audit Tenant’s Occupant record and, at Landlord’s option, Landlord shall have the right to periodically visit the Premises on not less than one (1) business days written notice to Tenant in order to track the number of Occupants working at the Premises. For purposes of this section, “Occupants” shall not include people not employed by Tenant that deliver or pick up mail or other packages at the Premises, employees of Landlord or employees of Landlord’s agents or contractors. Tenant acknowledges that increased numbers of Occupants causes additional wear and tear on the Premises and the Common Areas, additional use of HVAC, electricity, water and other utilities, and additional demand for other Building services. Tenant’s failure to comply with the requirements of this section shall constitute a default under Section 13.1 and Landlord shall have the right, in addition to any other remedies it may have at law or equity, to specifically enforce Tenant’s obligations under this section. Nothing contained in this section shall be interpreted to entitle Tenant to use more parking spaces than the number permitted by Section 1.18.

11.4 HOURS OF SERVICE. Building services, HVAC and utilities shall be provided during Business Hours (as defined in Section 1.16). Times other than Business Hours are hereinafter referred to as “Non-Business Hours”. Janitorial services shall be provided five (5) times per week excluding Holidays (as defined below). Tenant acknowledges that there will be no air circulation or temperature control within the Premises when the HVAC is not operating and, consequently, during such times the Premises may not be suitable for human occupation or for the operation of computers and other heat sensitive equipment. Nationally recognized holidays (hereinafter, “Holidays”) shall include, but shall not necessarily be limited to, New Years Day, Martin Luther King Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord shall use commercially reasonable efforts to provide HVAC to the Premises during Non-Business Hours subject to (a) the payment by Tenant of Landlord’s standard charge, as determined by Landlord from time to time, in Landlord’s sole discretion, for Non-Business Hours HVAC (the “Non-Business Hours HVAC Charge”) and (b) Tenant providing to Landlord at least one (1) business day’s advance written notice of Tenant’s need for Non-Business Hours HVAC. As of the date of this Lease, and subject to future increases, the Non-Business Hours HVAC Charge is set forth in Section 1.17. The Non-Business Hours HVAC Charge applies to each HVAC zone in the Building that Non-Business Hours HVAC is provided to and Non-Business Hours HVAC is charged in minimum increments of one (1) hour. Tenant shall pay to Landlord all Non-Business Hours HVAC Charges within twenty (20) days after Landlord bills Tenant for said charges. Subject to applicable laws and regulations, Landlord shall have no obligation to provide lighting to the Common Areas during Non-Business Hours. Landlord shall not increase the Non-Business Hours HVAC Charge by more than five percent (5%) in any calendar year on a cumulative basis. For example, on January 1, 2013, Landlord may increase the Non-Business Hours HVAC Charge from $55.00 per hour to not more than $57.75 per hour, and if Landlord did not increase the Non-Business Hours HVAC Charge in 2013, on January 1, 2014 Landlord may increase the Non-Business Hours HVAC Charge from $55.00 per hour to not more than $60.64 per hour.

11.5 EXCESS USAGE BY TENANT.

(a) Notwithstanding the use set forth in Section 1.8, and subject to the requirements of (c) below, Tenant shall not use electricity in excess of the Maximum Electrical Consumption, and Tenant shall not use other Building utilities or services in excess of those used by a typical office building tenant using its premises for ordinary office use. Tenant shall only install in the Premises the type and amount of office equipment that a typical office tenant would install, and Tenant shall not install in the Premises office equipment, lighting fixtures or similar items which will generate above average heat, noise or vibration at the Premises or which will adversely effect the temperature maintained by the HVAC system. The parties agree that items listed, depicted or described on the Space Plan are considered “typical office equipment.” If Landlord believes Tenant is using electricity in excess of the Maximum Electrical Consumption, Landlord shall have the right, in addition to any other rights or remedies it may have under this Lease, to (i) at Tenant’s expense, install separate metering devices at the Premises to measure Tenant’s electrical usage, (ii) require Tenant to pay to Landlord all costs, expenses and damages incurred by Landlord as a result of such excess usage, and/or (iii) require Tenant to stop using electricity in excess of the Maximum Electrical Consumption. If pursuant to any provision of this Lease Tenant is directly paying any public utility company or other entity (hereinafter, an “Electricity Provider”) for electricity it uses in the Premises, Tenant hereby authorizes Landlord from time to time to review the bills it pays to the Electricity Provider (the “Electricity Bills”). Landlord shall have the right to require Tenant to provide Landlord with copies of the Electricity Bills it receives from an Electricity Provider within twenty (20) days after Landlord’s written request.

(b) If the Premises contains a computer room, telecommunications room or other area that is serviced by a separate HVAC unit on a continuous basis (a “Separate HVAC Unit”), Tenant shall pay at Tenant’s sole expense the entire cost of all electricity used by the Separate HVAC Unit (the “Separate HVAC Unit Electrical Cost”). No portion of the Separate HVAC Unit Electrical Cost shall be paid by Landlord, and Tenant shall not be entitled to receive any credit towards Separate HVAC Unit Electrical Costs for electricity used by the Separate HVAC Unit during Business Hours. Landlord may determine the Separate HVAC Unit Electrical Cost by installing, at Tenant’s expense, a separate metering device or by estimating the cost of such usage; provided, however, that Tenant may elect to use the Improvement Allowance (as defined in the Work Letter Agreement attached hereto) to pay for the separate metering device. The Separate HVAC Unit Electrical Cost shall be paid by Tenant within twenty (20) days after Landlord provides to Tenant a bill for such usage. In addition, if there is an existing Separate HVAC Unit in the Premises when Tenant leases the Premises, Tenant accepts such existing Separate HVAC Unit in its “as is” condition. Tenant shall pay, at Tenant’s sole cost and expense, the entire cost of maintaining, repairing and, when necessary, replacing any Separate HVAC Unit. Tenant shall continuously maintain, at Tenant’s sole cost and expense, maintenance contracts for all Separate HVAC Units, using maintenance contract forms and with companies approved by Landlord, in Landlord’s sole discretion (the “Maintenance Contracts”). Tenant shall provide copies of the Maintenance Contracts to Landlord within twenty (20) days after the Commencement Date, and within ten (10) days after such contracts are modified or renewed, and at other times upon Landlord’s request.

(c) Landlord reserves the right to measure the electricity used by Tenant in the Premises from time to time (the “Premises Electrical Consumption”) using Sub-Metering Devices (as defined below). Each month Tenant shall have the right to use electricity during Business Hours in an amount not to exceed five (5) watts multiplied by the number of usable square feet in the Premises multiplied by the total number of Business Hours in the month (“Maximum Business Hours Usage”). Landlord shall have the right, in Landlord’s sole discretion, to require Tenant to pay for some or all of the electricity used in the Premises during Business Hours in excess of the Maximum Business Hours Usage. Landlord shall determine the cost of Tenant’s electricity usage using the local utility rate for the Building’s electrical service and Landlord may add to the cost of Tenant’s electricity usage any actual costs incurred by Landlord in billing such charges to Tenant. Each month Landlord shall have the right, in Landlord’s sole discretion, to require Tenant to pay for some or all of the electricity used in the Premises that month during Non-Business Hours (“Non-Business Hours Usage”), and Tenant shall receive no electricity credit or allotment for Non-Business Hours Usage. If electrical consumption for lighting, convenience outlets and/or other equipment in the Premises is not now separately metered, Landlord may, at Landlord’s expense, separately meter electrical consumption for lighting, convenience outlets and/or other equipment in the Premises using E-Mon D-Mon meters or similar devices (collectively, “Sub-Metering Devices”). If Landlord installs Sub-Metering Devices, and based on readings from the Sub-Metering Devices it is determined that Tenant is using electricity in excess of the Maximum Business Hours Usage, Tenant shall reimburse Landlord for the costs Landlord has incurred in causing the Sub-Metering Devices to be installed. Landlord may, but shall not be obligated to, take into consideration the times at which Tenant is using electricity in determining the amount paid by Tenant for its electrical usage. Landlord shall have the right to bill Tenant for its electricity usage periodically, and Tenant shall pay such bills within twenty (20) days after receipt. Landlord’s failure to bill Tenant for its electrical usage for any given period shall not constitute Landlord’s waiver of its right to collect such amount at a later date or otherwise prejudice Landlord’s rights hereunder. The payment by Tenant of electrical costs pursuant to this section shall not limit Tenant’s obligation to pay for after hours HVAC charges as provided in 11.4 above or to pay for the Separate HVAC Unit Electrical Cost as provided in (a) above.

11.6 INTERRUPTIONS. Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish gas, electricity, telephone service, water, HVAC or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever, including the negligence of Landlord, its employees, agents and contractors, by act, negligence or default of Tenant or any other person or entity, or by any other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

11.7 ABATEMENT OF RENT. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or ten (10) days in any twelve (12) month period (the “Eligibility Period”) as a result of any damage or destruction to the Premises or any repair, maintenance or alteration performed by Landlord (or its agents or contractors) to the Premises after the Commencement Date and required by the Lease, which substantially interferes with Tenant’s use of the Premises, or any failure to provide services or access to the Premises due to Landlord’s default, then Tenant’s rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence. Tenant’s rights under this Section are in addition to any other rights or remedies it may have under the Lease.

11.8 FAILURE OF LANDLORD TO MAKE CERTAIN REPAIRS. If Landlord fails to begin taking the actions necessary to complete a repair it is required to make by this Lease within thirty (30) days after receiving written notice from Tenant that the repair needs to be made, and Landlord’s failure to make the repair materially and adversely effects Tenant’s use of the Premise, Tenant shall thereafter have the right to give Landlord a second written notice (a “Tenant Termination Notice”). The Tenant Termination Notice shall state that unless Landlord begins taking the actions necessary to complete the repair within fifteen (15) days after Landlord’s receipt of the Tenant Termination Notice, Tenant elects to terminate the Lease on the date that is thirty (30) days after the date Landlord receives the Tenant Termination Notice. Landlord shall have fifteen (15) days after its receipt of the Tenant Termination Notice to begin taking the actions necessary to complete the repair, and in the event that Landlord does not begin taking the actions necessary to complete the repair within such fifteen (15) day period, the Lease shall terminate on the date that is thirty (30) days after the date Landlord receives the Tenant Termination Notice. The time period for Landlord to begin taking the actions necessary to complete a repair shall be extended by delays caused by (a) Force Majeure Delays and (b) the actions or inactions of Tenant, its agents or contractors. This Section 11.8 shall not apply to damages to the Premises or Project and such damages shall be governed by Section 9 of the Lease.

12. ASSIGNMENT AND SUBLETTING.

12.1 LANDLORD’S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises (hereinafter collectively a “Transfer”), without Landlord’s prior written consent, which shall not be unreasonably withheld. Landlord agrees that the regular trading of shares in Tenant over a regulated securities exchange shall not constitute a Transfer for the purpose of this Section 12 and no consent or other approval or notice to Landlord shall be required. Landlord shall respond to Tenant’s written request for consent hereunder within thirty (30) days after Landlord’s receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a default and breach of this Lease. Tenant’s written request for Landlord’s consent shall include, and Landlord’s thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles for the lesser of (i) the past three (3) years or (ii) the time period the assignee or subtenant has been in existence, (b) federal tax returns for the proposed assignee or subtenant for the lesser of (i) the past three (3) years or (ii) the time period the assignee or subtenant has been in business, (c) a TRW credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (d) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant and (h) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises. If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant’s written request shall not be considered complete until the information described in (a), (b) and (c) of the previous sentence has been provided with respect to each proposed guarantor. “Transfer” shall also include the transfer (a) if Tenant is a corporation, and Tenant’s stock is not publicly traded over a recognized securities exchange, of more than fifty percent (50%) of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership or other entity, of more than fifty percent (50%) of the profit and loss participation in such partnership or entity during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership. Despite any other provision of this Lease, Landlord’s consent is not required for any Transfer to a Permitted Transferee, as that term is defined below, as long as the following conditions are met (a “Permitted Transfer”): (a) Tenant notifies Landlord in writing of any such assignment or sublease and provides Landlord with evidence that such assignment or sublease is a Transfer permitted by this section (as well as any documents or information reasonably requested by Landlord regarding the Transfer or transferee); and (b) if the Transfer is an assignment, the Permitted Transferee assumes in writing all of Tenant’s obligations under this Lease in a written document acceptable to Landlord, in Landlord’s reasonable discretion. “Permitted Transferee” shall mean (1) any entity that controls, is controlled by, or is under common control with Tenant or (2) any entity or resulting entity that acquires Tenant through negotiated purchase of all or substantially all of Tenant’s assets so long as the Net Worth (defined below) of the acquiring entity is at least equal to the Tenant’s Net Worth immediately before the Transfer. “Control” means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity’s affairs. Subject to the limitation set forth in Section 12.8 of the Lease, Tenant shall pay the reasonable costs and expenses (including legal fees) incurred by Landlord in confirming that the assignment or sublease meets the requirements of this section and in preparing any Transfer Agreement. Whether or not an assignment or sublease to an Affiliate is made pursuant to the terms of this section, Tenant shall not be relieved of its obligations under this Lease.

12.2 LEVERAGED BUY-OUT. The involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise, but not including the trading of shares on a recognized securities exchange) whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, which results or will result in a reduction of the “Net Worth” of Tenant as hereinafter defined, by an amount equal to or greater than fifty percent (50%) of such Net Worth of Tenant as it is represented to Landlord at the time of the execution by Landlord of this Lease, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Tenant was or is greater, shall be considered to be an assignment of this Lease by Tenant to which Landlord may reasonably withhold its consent. “Net Worth” of Tenant for purposes of this Section 12.2 shall be the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

12.3 STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 12. Tenant acknowledges and agrees that each requirement, term and condition in this Section 12 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 12 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord’s reasonable judgment, a proposed assignee or subtenant is not able to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee’s or subtenant’s business will impose a burden on the Project’s parking facilities, elevators, Common Areas or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (f) the use of the Premises by the proposed assignee or subtenant is not permitted by this Lease; (g) Tenant is in default as defined in Section 13.1 at the time of the request; (h) if requested by Landlord, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of Landlord’s lender; (i) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (j) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Project; (k) the proposed assignee or subtenant is an existing tenant of the Project or is a person or entity then negotiating with Landlord for the lease of space in the Project; (l) the assignment or sublease will result in there being more than six (6) subtenants of the Premises (e.g., the assignee or subtenant intends to use the Premises as an executive suite); (m) the assignee or subtenant is a person or entity to whom Landlord has agreed not to lease space in the Project pursuant to a lease with another tenant or (n) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency.

12.4 ADDITIONAL TERMS AND CONDITIONS. The following terms and conditions shall be applicable to any Transfer:

(a) Regardless of Landlord’s consent, no Transfer shall release Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

(b) Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

(c) Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord’s right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 12.

(d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant.

(e) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

(f) Landlord’s written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.

(g) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord’s election, render Landlord’s consent null and void.

(h) Landlord shall not be liable under this Lease or under any sublease to any subtenant.

(i) No assignment or sublease may be modified or amended without Landlord’s prior written consent.

(j) The occurrence of a transaction described in Section 12.2 shall give Landlord the right (but not the obligation) to require that Tenant immediately provide Landlord with an additional security deposit equal to one month’s Base Rent (based on the monthly Base Rent due on the date of such transaction) payable under the Lease, and Landlord may make its receipt of such amount a condition to Landlord’s consent to such transaction.

(k) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

12.5 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default (after applicable notice and cure periods) shall occur in the performance of Tenant’s obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default (after applicable notice and cure periods) exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.

(b) In the event Tenant shall default in the performance of its obligations under this Lease after applicable notice and cure periods, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

12.6 TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent one-half of all amounts received by Tenant from the assignee or subtenant in excess of any amounts (including, without limitation Base Rent and Tenant’s Share of Operating Expenses) payable by Tenant to Landlord pursuant to this Lease (the “Transfer Premium”). In addition to any amounts payable by Tenant to Landlord that count against the Transfer Premium, the Transfer Premium shall be further reduced by the reasonable brokerage commissions, tenant improvement costs, actual out-of-pocket costs incurred by Tenant in advertising for an assignee or subtenant and legal fees actually paid by Tenant in order to assign the Lease or to sublet all or part of the Premises. “Transfer Premium” shall mean one-half of all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is subleased, for purposes of calculating the Transfer Premium, the Base Rent and the additional rent due under this Lease shall be allocated to the subleased premises on a per rentable square foot basis (e.g., if one-half of the Premises is subleased, for purposes of determining the amount of the Transfer Premium, one-half of the Base Rent and additional rent due under this Lease would be allocated to the subleased premises, and this amount would be subtracted from the base rent, additional rent and other monies payable to Tenant under the sublease). “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer. Landlord and Tenant agree that the foregoing Transfer Premium is reasonable.

12.7 Intentionally deleted.

12.8 LANDLORD’S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord’s reasonable out-of-pocket costs and expenses incurred in connection therewith, including, but not limited to, attorneys’, architects’, accountants’, engineers’ or other consultants’ fees; provided, however, Landlord shall not be entitled to recover more than $2,000.00 of attorneys’ fees and other expenses with respect to any one Transfer.

13. DEFAULT; REMEDIES.

13.1 DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 13.2. Landlord or Landlord’s authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

(a) Tenant’s failure to make any payment of Base Rent, Tenant’s Share of Operating Expense increases, Tenant’s Share of Real Property Taxes, parking charges, Non-Business Hours HVAC Charges, late charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 13.1(a).

(b) The abandonment of the Premises by Tenant coupled with the nonpayment of rent in which event Landlord shall not be obligated to give any notice of default to Tenant.

(c) The failure of Tenant to comply with any of its obligations under Sections 18 and 19 where Tenant fails to comply with its obligations or fails to cure any earlier breach of such obligation within ten (10) days following written notice from Landlord to Tenant. In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(c).

(d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 13.1(a), (b) and (c), above), where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s non-performance is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said fifteen (15) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(d).

(e) (i) The making by Tenant or any guarantor of Tenant’s obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant. In the event that any provision of this Section 13.1(e) is unenforceable under applicable law, such provision shall be of no force or effect.

(f) The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant’s obligations hereunder, was materially false at the time given. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.

(g) If Tenant is a corporation, limited liability company or a partnership, the dissolution or liquidation of Tenant.

13.2 REMEDIES.

(a) In the event of any default or breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default:

(i) terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees and any real estate commissions actually paid by Landlord, but not including any rent concessions/rent abatement, tenant improvement allowances or moving allowances. The “worth at time of award” of the amounts referred to in Section 13.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in Section 13.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For purposes of this Section 13.2(a)(i), “rent” shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease;

(ii) maintain Tenant’s right of possession in which event Landlord shall have the remedy described in California Civil Code Section 1951.4 which permits Landlord to continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due. In the event Landlord elects to continue this Lease in effect, Tenant shall have the right to sublet the Premises or assign Tenant’s interest in the Lease subject to the reasonable requirements contained in Section 12 of this Lease and provided further that Landlord shall not require compliance with any standard or condition contained in Section 12 that has become unreasonable at the time Tenant seeks to sublet or assign the Premises pursuant to this Section 13.2(a)(ii);

(iii) collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant’s obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease; and

(iv) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

(b) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term of the Lease or by reason of Tenant’s occupancy of the Premises.

(c) If Tenant abandons the Premises, Landlord may re-enter the Premises and such re-entry shall not be deemed to constitute Landlord’s election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to accept a surrender of the Premises and relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

13.3 DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord’s performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within one (1) year after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.

13.4 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant’s Share of Operating Expense or Real Property Tax increases, parking charges, Non-Business Hours HVAC Charges, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project. Accordingly, if any installment of Base Rent, Tenant’s Share of Operating Expense or Real Property Tax increases, parking charges, Non-Business Hours HVAC Charges or any other sum due from Tenant shall not be received by Landlord when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately owe and pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under Section 13.5.

13.5 INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of six percent (6%) per annum or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

13.6 PAYMENT OF RENT AND SECURITY DEPOSIT AFTER DEFAULT. If Tenant fails to pay Base Rent, Tenant’s Share of Operating Expense or Real Property Tax increases, parking charges or any other monetary obligation due hereunder on the date it is due, then after Tenant’s third failure in any twelve (12) month period to pay any monetary obligation on the date it is due, following Landlord’s notice given in accordance with Section 13.1(a), at Landlord’s option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashiers check, and Tenant shall, upon demand, provide Landlord with an additional security deposit equal to three (3) months’ Base Rent. If Landlord has required Tenant to make said payments by cashiers check or to provide an additional security deposit, Tenant’s failure to make a payment by cashiers check or to provide the additional security deposit shall be a default hereunder.

14. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after three (3) days prior written notice to Tenant, make any such payment or perform any such act on Tenant’s behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within twenty (20) days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of this Section 14.

15. CONDEMNATION. If any portion of the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant’s business conducted from the Premises, and said taking lasts for ninety (90) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than ninety (90) days, Tenant’s rent shall be abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Tenant’s Share of Operating Expenses shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Project. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant’s removable personal property and for moving expenses; and provided further, that Tenant shall be entitled to and does not waive any relocation assistance required by statute to be given to a displaced person pursuant to the California Relocation Assistance Act (Cal. Govt. Code § 7260 et seq.). In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Project caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. This section, not general principles of law or California Code of Civil Procedure Sections 1230.010 et seq., shall govern the rights and obligations of Landlord and Tenant with respect to the condemnation of all or any portion of the Project.

16. VEHICLE PARKING.

16.1 USE OF PARKING FACILITIES. During the term and subject to the rules and regulations attached hereto as Exhibit “C,” as modified by Landlord from time to time (the “Rules”), Tenant shall be entitled to use the number of parking spaces set forth in Section 1.18 in the parking facility of the Project. Tenant acknowledges that its right to use the unreserved parking spaces is on a first come first served basis and that Landlord gives Tenant no assurance that any number of unreserved parking spaces will always be available for Tenant’s use. Landlord may assign Tenant parking spaces in the parking lot adjacent to the Project and, from time to time. Landlord reserves the right at any time to relocate Tenant’s reserved and unreserved parking spaces. If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord. Tenant’s parking rights are the personal rights of Tenant and Tenant shall not transfer, assign, or otherwise convey its parking rights separate and apart from this Lease. Unreserved and reserved parking shall be located in the Building’s parking structure. If any provisions in this Section 16 are contradicted by provisions in the Addendum, then the provisions of the Addendum shall supersede and control the provisions in this Section 16.

16.2 PARKING CHARGES. The initial monthly parking rate per parking space is set forth in Section 1.19 and is subject to change by Landlord, in Landlord’s sole discretion, upon five (5) days prior written notice to Tenant. Tenant shall pay the required monthly parking charges for all of the parking spaces described in Section 1.18 whether or not Tenant actually uses all of the parking spaces described in Section 1.18. Monthly parking fees shall be payable in advance prior to the first day of each calendar month. Visitor parking rates shall be determined by Landlord from time to time in Landlord’s sole discretion. The parking rates charged to Tenant or Tenant’s visitors may not be the lowest parking rates charged by Landlord for the use of the parking facility. Notwithstanding anything to the contrary contained herein, any tax imposed on the privilege of occupying space in the parking facility, upon the revenues received by Landlord from the parking facility or upon the charges paid for the privilege of using the parking facility by any governmental or quasi-governmental entity may be added by Landlord to the monthly parking charges paid by Tenant at any time, or Landlord may require Tenant and other persons using the parking facility to pay said amounts directly to the taxing authority.

17. BROKER’S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in Section 1.20, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

18. ESTOPPEL CERTIFICATE.

18.1 DELIVERY OF CERTIFICATE. Tenant shall from time to time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant’s knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

18.2 FAILURE TO DELIVER CERTIFICATE. At Landlord’s option, the failure of Tenant to deliver such statement within such time shall constitute a default of Tenant hereunder, or it shall be conclusive upon Tenant that this (a)Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance, (c) not more than one month’s Base Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations and (e) Tenant has taken possession of the Premises.

19. FINANCIAL INFORMATION. From time to time, at Landlord’s request, but not more often than once in any calendar year, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant’s sole cost and expense, upon not less than fifteen (15) days’ advance written notice from Landlord a current financial statement for Tenant and Tenant’s financial statements for the previous two accounting years. Notwithstanding the forgoing limitation, Landlord shall have the right at any time to receive the forgoing information if Landlord requests the information in connection with the financing or sale of the Project. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant hereby authorizes Landlord, from time to time, without notice to Tenant, to obtain a credit report or credit history on Tenant from any credit reporting company.

20. LANDLORD’S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease to the extent the same is assumed by the transferee or arises after the date of such transfer; and Tenant hereby agrees to look solely to Landlord’s transferee for the performance of Landlord’s obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant’s security deposit to Tenant or transfer Tenant’s security deposit to Landlord’s transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Landlord’s liability to Tenant for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord’s failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents shall be limited to the amount of any insurance proceeds available plus the greater of the following amounts: (i) Landlord’s equity interest in the Project and any rents or other monies generated by the Project and (b) $1,500,000.00. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee, officer, director, member or agent of Landlord shall be personally liable for the performance of Landlord’s obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

21. INDEMNITY. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, property managers, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the “Indemnified Parties”) from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the cost of consultants and experts, attorneys fees, court costs and other legal expenses, the effects of environmental contamination, the cost of environmental testing, the removal, remediation and/or abatement of Hazardous Substances (as said term is defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as “Damages”) arising out of or related to an “Indemnified Matter” (as defined below). For purposes of this Section 21, an “Indemnified Matter” shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, Tenant’s or its employees, agents, contractors or invitees (all of said persons or entities are hereinafter collectively referred to as “Tenant Parties”) use or occupancy of the Premises or the Project, or any act, omission or neglect of a Tenant Party, Tenant’s failure to perform any of its obligations under the Lease, the existence, use or disposal of any Hazardous Substance (as defined in Section 23 below) brought on to the project by a Tenant Party or any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. Tenant’s obligations hereunder shall include, but shall not be limited to compensating the Indemnified Parties for Damages arising out of Indemnified Matters and providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant’s sole expense, within ten (10) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. Tenant shall have the sole discretion to determine whether to settle or litigate any Indemnified Matter; provided, however that with respect to Indemnified Matters that relate to damage to the Common Areas, another tenant’s premises, or the Project, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the damages and Tenant shall, upon twenty (20) days advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord. The Indemnified Parties need not first pay any Damages to be indemnified hereunder. Tenant’s obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination. Notwithstanding anything to the contrary contained in this section, Tenant shall not be obligated to indemnify an Indemnified Party from liability to the extent such liability arises out of an Indemnified Party’s negligence.

22. SIGNS. Tenant shall not place any sign upon the Premises (including on the inside or the outside of the doors or windows of the Premises) or the Project without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion. Landlord shall have the right to place any sign it deems appropriate on any portion of the Project except the interior of the Premises. Any sign Landlord permits Tenant to place upon the Premises shall be maintained by Tenant, at Tenant’s sole expense. If Landlord permits Tenant to include its name in the Building’s directory, the cost of placing Tenant’s name in the directory and the cost of any subsequent modifications thereto shall be paid by Tenant, at Tenant’s sole expense.

23. HAZARDOUS SUBSTANCES.

23.1 DEFINITION AND CONSENT. The term “Hazardous Substance” as used in this Lease, except as otherwise provided in the last two sentences of this Section 23.1, shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or affect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment or the Premises, (b) regulated or monitored by any governmental entity, (c) a basis for liability of Landlord to any governmental entity or third party under any federal, state or local statute or common law theory or (d) defined as a hazardous material or substance by any federal, state or local law or regulation. Except for small quantities of ordinary office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Substance to be brought, kept, or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees. Notwithstanding this Section 23.1, Landlord understands that Tenant’s use includes the occasional and limited use of soldering processes in the research and development (not the manufacture or distribution) of electronic boards (“Soldering”), and Landlord agrees that Soldering shall not be prohibited by this Lease because the Soldering uses small amounts of Hazardous Substances. Tenant shall dispose of any byproducts of the Soldering in compliance with all applicable laws, at Tenant’s sole cost and expense. Tenant shall not have the right to conduct Soldering if it creates odors that emanate from the Premises or otherwise creates a nuisance.

23.2 DUTY TO INFORM LANDLORD. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on or under or about the Premises or the Project, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord (without demand by Landlord) a copy of any statement, report, notice, registration, application, permit, license, given to or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Substance or contamination in, on or about the Premises or the Project.

23.3 INSPECTION; COMPLIANCE. Landlord and Landlord’s employees, agents, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Section 23. Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a contamination, caused or materially contributed to by Tenant, is found to exist or be imminent, or unless the inspection is requested or ordered by governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord for the cost and expenses of such inspection.

23.4 NO LIABILITY FOR ACTS OF OTHERS. Notwithstanding anything to the contrary contained in this Lease, Tenant shall only be liable pursuant to this Section 23 for the acts of Tenant and Tenant Parties, and Tenant shall not be liable for the acts of persons or entities other than Tenant and Tenant Parties nor shall Tenant be responsible or liable for contamination that existed at the Premises on the Commencement Date or for contamination emanating from neighboring land.

24. Intentionally deleted.

25. TENANT IMPROVEMENTS. Tenant acknowledges and agrees that Landlord shall not be obligated to construct any tenant improvements on behalf of Tenant unless it is obligated to do so pursuant to a work letter agreement (the “Work Letter”) that is attached to this Lease as an exhibit. Except as set forth in a Work Letter, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Project, or any part thereof, or to provide any allowance for such purposes, and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant.

26. SUBORDINATION.

26.1 EFFECT OF SUBORDINATION. Subject to Section 26.3 below, this Lease, and any Option (as defined in Section 27 below) granted hereby, upon Landlord’s written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Lease by any prior landlord, (c) be subject to any offsets or defenses which Tenant may have against the prior landlord or (d) be liable to Tenant for the return of its security deposit.

26.2 EXECUTION OF DOCUMENTS. Subject to Section 26.3 below, Tenant agrees to execute and acknowledge any documents Landlord reasonably requests that Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a default by Tenant hereunder.

26.3 SUBORDINATION BY TENANT. As of the date set forth in Section 1.1 above, no mortgages or deeds of trust encumber Landlord’s interest in the Project. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be obligated to subordinate its interest in the Lease to a future mortgage or deed of trust obtained by Landlord unless the lender provides Tenant with a commercially reasonable nondisturbance agreement. By way of example, and not limitation, a commercially reasonable nondisturbance agreement shall include the following provisions: (i) provided Tenant is not in default, Tenant’s use, possession, and enjoyment of the Premises shall not be disturbed, (ii) all Tenant’s rights under this Lease shall be recognized, (iii) this Lease shall continue in full force and effect as long as Tenant is not in default and (iv) this Lease shall automatically become a lease directly between the successor to Landlord’s interest and Tenant.

27. OPTIONS.

27.1 DEFINITION. As used in this Lease, the word “Option” has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease, (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Project or the right of first offer to lease other space within the Project, and (3) the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises. Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect. For purposes of this section, an Option shall also include any Option contained in any subsequent amendment to this Lease.

27.2 OPTIONS PERSONAL. Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and any Permitted Transferee (as defined above) to whom Tenant assigns its interest in this Lease (an “Assuming Permitted Transferee”) and may be exercised only by the original Tenant or an Assuming Permitted Transferee while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant or an Assuming Permitted Transferee, including, without limitation, any permitted transferee as defined in Section 12. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant or an Assuming Permitted Transferee, the Lease has been assigned to a person or entity other than an Permitted Transferee, or a sublease exists as to any portion of the Premises to a person or entity other than an Permitted Transferee, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

27.3 MULTIPLE OPTIONS. In the event that Tenant has multiple Options to extend or renew this Lease a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

27.4 EFFECT OF DEFAULT ON OPTIONS. Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Section 13.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of this Lease. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of this Section 27.4.

27.5 LIMITATIONS ON OPTIONS. Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, any options, rights of first refusal or rights of first offer granted hereunder shall be subject and secondary to Landlord’s right to first offer and lease any such space to any tenant who is then occupying or leasing such space at the time the space becomes available for leasing and shall be subject and subordinated to any other options, rights of first refusal or rights of first offer previously given to any other person or entity.

27.6 NOTICE OF EXERCISE OF OPTION. Notwithstanding anything to the contrary contained in Section 41, Tenant shall give written notice exercising an Option using certified mail return receipt requested or some other method where the person delivering the package containing the notice obtains a signature of the person accepting the package containing the notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package). It shall be the obligation of Tenant to prove that Landlord received the notice exercising an Option in a timely manner.

27.7 GUARANTEES. Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, Tenant’s right to exercise and the effectiveness of an Option is conditioned upon Landlord’s receipt from any prior tenant that has not been expressly released from liability under this Lease, and any guarantor of any obligation of Tenant under this Lease, of a written agreement satisfactory to Landlord, in Landlord’s sole discretion, reaffirming such person’s obligations under this Lease or the guaranty, as modified by Tenant’s exercise of the Option.

28. LANDLORD RESERVATIONS. Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; (b) to, at Tenant’s expense, provide and install Building standard graphics on or near the door of the Premises and such portions of the Common Areas as Landlord shall determine, in Landlord’s sole discretion; (c) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and (d) to place signs, notices or displays upon the roof, interior, exterior or Common Areas of the Project. Tenant shall not use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant’s business or suffer or permit anyone, except in an emergency, to go upon the roof of the Building. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project provided that Landlord’s use does not unreasonably interfere with Tenant’s use of the Premises. Landlord shall have no right to relocate Tenant to other space in the Project.

29. CHANGES TO PROJECT. Landlord shall have the right, in Landlord’s sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as “Changes”) including, but not limited to, the Project interior and exterior, the Common Areas, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Changes and Landlord’s actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord’s actions in connection with such Changes. Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business operations caused by Changes.

30. Intentionally deleted.

31. HOLDING OVER.

31.1. GENERALLY. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord’s consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be one hundred twenty-five percent (125%) of the Base Rent payable immediately preceding the termination date of this Lease, and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without Landlord’s consent, Tenant shall, at Landlord’s option, be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over at the expiration or earlier termination of the Lease term or to give Tenant the right to hold over after the expiration or earlier termination of the Lease term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys’ fees) Landlord may incur as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

31.2 HOLDOVER NOTICE. Provided that Tenant has previously waived its right to exercise the Extension Options (as defined in the Addendum to this Lease), Landlord hereby grants to Tenant the one time right to extend the term of the Lease for thirty (30) days, for sixty (60) days, for ninety (90) or for one hundred eighty (180) days (the “Holdover Period”) commencing when the lease term expires upon the following terms and conditions (the “Holdover Option”):

(a) On a date which is at least two hundred seventy (270) days prior to the date the lease term expires, Landlord shall have received from Tenant an irrevocable written notice of the exercise of the Holdover Option (the “Exercise Notice”), time being of the essence. If the Exercise Notice is not so given and received, the Holdover Option shall automatically expire, Tenant shall no longer have the right to give an Exercise Notice and this Section 31.2 shall be of no further force or effect. Tenant shall give the Exercise Notice using certified mail return receipt requested or some other method where the person delivering the package containing the Exercise Notice obtains a signature of the person accepting the package containing the Exercise Notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package). It shall be the obligation of Tenant to prove that Landlord received the Exercise Notice in a timely manner.

(b) In the Exercise Notice Tenant shall elect to holdover for either thirty (30) days, sixty (60) days, ninety (90) days or one hundred eighty (180) days. Tenant’s election of a Holdover Period shall be irrevocable.

(c) During the first ninety (90) days of any Holdover Period, Tenant shall pay Base Rent equal to the Base Rent payable during the last month of the term of the Lease. If the Holdover Period is more than ninety (90) days, from and after the ninetieth (90th) day of the Holdover Period, Tenant shall pay Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the term of the Lease.

(d) All of the terms and conditions of the Lease except where specifically modified by this Section 31.2 shall apply during the Holdover Period.

32. LANDLORD’S ACCESS.

32.1 ACCESS. Landlord and Landlord’s agents, contractors and employees shall have the right to enter the Premises at reasonable times upon reasonable advance telephonic notice to Tenant (except in the case of any emergency, where no advance notice shall be required) for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant’s property resulting from such access. Landlord may at any time place on or about the Building or the Project for sale or for lease signs.

32.2 KEYS. Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises. At Landlord’s option, Landlord may require Tenant to obtain all keys to door locks at the Premises from Landlord’s engineering staff or Landlord’s locksmith and to only use Landlord’s engineering staff or Landlord’s locksmith to change locks at the Premises. Tenant shall pay Landlord’s or its locksmith’s standard charge for all keys and other services obtained from Landlord’s engineering staff or locksmith.

33. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant’s agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord’s negligent provision of security measures. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project. In no event shall Tenant or its employees, agents or contractors bring firearms or other weapons to the Project or the Premises, and Tenant shall not have the right to employ armed security guards.

34. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord’s request and Tenant’s failure to do so shall constitute a default by Tenant. The obstruction of Tenant’s view, air, or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

35. Intentionally deleted.

36. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

37. TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

38. DEFINITION OF ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant’s Share of Operating Expenses and Real Property Taxes, parking charges, late charges and Non-Business Hours HVAC Charges shall be deemed to be rent.

39. INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attachments listed in Section 1.21 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

40. AMENDMENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

41. NOTICES. Subject to the requirements of Section 27.6 of this Lease, all notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service regular mail, (c) by U.S. Postal Service certified mail, return receipt requested and (d) by U.S. Postal Service Express Mail, Federal Express or other overnight courier, and shall be deemed sufficiently given if served in a manner specified in this Section 41. Any notice permitted or required hereunder, and any notice to pay rent or quit or similar notice, shall be deemed personally delivered to Tenant on the date the notice is personally delivered to any employee of Tenant at the Premises. The addresses set forth in Section 1.22 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereinafter designate by written notice to Tenant. Any notice sent by regular mail or by certified mail, return receipt requested, shall be deemed given three (3) days after deposited with the U.S. Postal Service. Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party’s address for notice purposes. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day. Nothing contained herein shall be construed to limit Landlord’s right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this section have been met.

42. WAIVERS. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives California Code of Civil Procedure Section 1179 and Civil Code Section 3275 which allow tenants to obtain relief from the forfeiture of a lease. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

43. COVENANTS. This Lease shall be construed as though Landlord’s covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

44. BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

45. ATTORNEYS’ FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and court costs reasonably incurred in good faith. Landlord and Tenant agree that attorneys’ fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.

46. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas. The holding of any auction on the Premises or Common Areas in violation of this Section 46 shall constitute a default hereunder.

47. EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord and its property manager and their respective officers, directors, employees, representatives and agents (collectively, “Landlord Parties”) shall not be liable for injury to Tenant’s business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant’s employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord Parties be liable for injury to the person of Tenant, Tenant’s employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, acts of terrorism, Hazardous Substances (as defined above), fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, and regardless of whether the cause of the damage or injury arises out of the active negligence, passive negligence or intentional acts of Landlord Parties. Landlord Parties shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project, nor from the failure of Landlord Parties to enforce the provisions of the lease of any other tenant of the Project. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant’s property or business or injury to persons, in, upon or about the Project arising from any cause, including the active or passive negligence of Landlord Parties, and Tenant hereby waives all claims in respect thereof against Landlord Parties. Except to the extent covered by Tenant’s insurance and waiver of subrogation provided in the Lease, the limitations on Landlord’s liability contained in this Section 47 shall not apply to Landlord’s default in performance of any of Landlord’s express obligations in this Lease or to injury or damage which results from the gross negligence or willful misconduct of Landlord, its agents, employees, contractors, subcontractors or assigns; provided, however, in no event shall Landlord be liable to Tenant for consequential damages (including, but not limited to, lost profits).

48. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

49. QUIET POSSESSION. Subject to the other terms and conditions of this Lease, and the rights of any lender, and provided Tenant is not in default hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

50. AUTHORITY. If Tenant is a corporation, trust, or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

51. CONFLICT. Any conflict between the typewritten provisions of this Lease and handwritten provisions, if any, shall be controlled by the handwritten provisions; provided, however, handwritten provisions shall have no force or effect unless separately initialed by both Landlord and Tenant.

52. MULTIPLE PARTIES. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 41 on one Tenant shall be deemed service of notice on all Tenants.

53. INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

54. PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

55. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

56. RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall have the right, from time to time, to modify, amend and enforce the Rules in a non-discriminatory manner. Landlord shall not be responsible to Tenant for the failure of other persons including, but not limited to, other tenants, their agents, employees and invitees to comply with the Rules.

57. RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.

58. SECURITY FOR PERFORMANCE OF TENANT’S OBLIGATIONS. Notwithstanding any security deposit held by Landlord pursuant to Section 5, Tenant hereby agrees that in the event of a default by Tenant, Landlord shall be entitled to seek and obtain a writ of attachment and/or a temporary protective order and Tenant hereby waives any rights or defenses to contest such a writ of attachment and/or temporary protective order on the basis of California Code of Civil Procedure Section 483.010 or any other related statute or rule.

59. ATTACHMENTS. The items listed in Section 1.21 are a part of this Lease and are incorporated herein by this reference.

60. PATRIOT ACT. Tenant represents to Landlord that, (i) neither Tenant nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, (ii) Tenant’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”) and (iii) throughout the term of this Lease, Tenant shall comply with the Executive Order and with the Money Laundering Act.

61. CONFIDENTIALITY. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord’s relationship with other tenants of the Project. Tenant agrees that it and its partners, officers, directors and employees shall use commercially reasonable efforts not to disclose the terms and conditions of this Lease to any other person or entity except (a) the brokers, attorneys and accountants employed by Tenant who are involved in this transaction and (b) as required in any legal proceeding or in connection with any other mandatory disclosure obligation of Tenant, without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion; provided, however, that if any provision of this Lease is required to be disclosed by Tenant due to its capacity as a publicly traded company, such information may be disclosed as to the minimal amount of information required by law and upon at least ten (10) days’ notice to Landlord. Tenant shall instruct its brokers, attorneys and accountants to maintain the confidentiality of the terms of this Lease. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

62. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD’S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT. THE DELIVERY OF A DRAFT OF THIS LEASE TO TENANT SHALL NOT CONSTITUTE AN AGREEMENT BY LANDLORD TO NEGOTIATE IN GOOD FAITH, AND LANDLORD EXPRESSLY DISCLAIMS ANY LEGAL OBLIGATION TO NEGOTIATE IN GOOD FAITH.

[Remainder of page left intentionally blank.]

LANDLORD:

The Realty Associates Fund VIII, L.P., a Delaware limited partnership

By:	Realty Associates Fund VIII LLC a Massachusetts limited liability company, General Partner

By:	Realty Associates Advisors LLC, a Delaware
limited liability company, Manager

By:	Realty Associates Advisors Trust, a
Massachusetts business trust, Manager

By:
Officer

TENANT*:

Universal Electronics Inc., a Delaware corporation

By:

(print name)

Its:
(print title)

By:

(print name)

Its:
(print title)

*	If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A

PREMISES

Exhibit A is intended only to show the general layout of the Premises, and shall not be interpreted to increase or decrease the size of the Premises beyond the number of rentable square feet set forth in Section 1.6. Exhibit A is not to be scaled and any measurements or distances shown on Exhibit A are approximates only.

EXHIBIT B

VERIFICATION LETTER

Universal Electronics Inc., a Delaware corporation (“Tenant”), hereby certifies that it has entered into a lease with The Realty Associates Fund VIII, L.P., a Delaware limited partnership (“Landlord”), and verifies the following information as of the              day of             , 201_:

Address of Building	:

Number of Rentable Square Feet in Premises	:

Commencement Date	:

Lease Termination Date	:

Tenant’s Share	:		%

Initial Base Rent	:

Billing Address for Tenant	:

Attention	:

Telephone Number	:	( )

Federal Tax I.D. No.	:

Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant’s satisfaction, that Tenant has accepted possession of the Premises, and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease.

TENANT:

Universal Electronics Inc., a Delaware corporation

By:

(print name)

Its:
(print title)

By:

(print name)

Its:
(print title)

EXHIBIT C

RULES AND REGULATIONS

GENERAL RULES

Tenant shall faithfully observe and comply with the following Rules and Regulations.

1. Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. If card keys are used to gain access to the Project, Landlord may (a) charge Tenant for the cost of any card keys issued to Tenant and charge Tenant for the cost of replacing lost or stolen card keys, (b) collect deposits for card keys issued to Tenant (and retain a deposit applicable to a card key if the card key is not returned) and (c) require Tenant to immediately return card keys that are no longer in use. Tenant shall only provide card keys or other keys to its Premises to its employees, and Tenant shall at all times keep an accurate list of the name of each employee to whom it has provided a card key or regular key. Tenant shall immediately notify Landlord of any lost or stolen card keys or regular keys, and on the day that the employment of an employee ends, Tenant shall obtain all card keys and regular keys from the employee. Tenant shall return all card keys and regular keys upon the termination of the Lease.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Project except during the Project’s normal hours of business as defined in Section 11.4 of the Lease. Tenant, its employees and agents must be sure that the doors to the Project are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project. Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register. Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. Landlord reserves the right, in Landlord’s sole and absolute discretion, to close or limit access to the Project and/or the Premises, from time to time, due to the failure of utilities, due to damage to the Project and/or the Premises, to ensure the safety of persons or property or due to government order or directive, and Tenant agrees to immediately comply with any such decision by Landlord. If Landlord closes or limits access to the Project and/or the Premises for the reasons described above, Landlord’s actions shall not constitute a breach of the Lease. This provision does not supersede any rights Tenant has in Sections 9.1, 11.6 or 11.7 of the Lease.

5. No furniture, freight or equipment of any kind shall be brought into the Project without Landlord’s prior authorization. Tenant shall only move in and out of the Premises at times designated by Landlord, in Landlord’s sole discretion (e.g., Landlord could require that all moves in and out of the Premises only occur on weekends or on weekdays between 5:00 p.m. and 11:00 p.m.). All moves in and out of the Premises shall be scheduled with Landlord in advance, on a first come, first served basis. All property shall be moved in and out of the Premises using the freight elevator. Landlord shall have the right, in its sole discretion, to permit only one tenant to move in or out of the Project at a time. When moving equipment, furniture and other items into and out of the Premises, Tenant shall take whatever precautions Landlord designates to protect the Project from damage (e.g., placing plastic or other protective material on carpets in the common areas and the Premises). Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project and also the times and manner of moving the same in and out of the Project. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight, and Tenant shall be solely responsible for the cost of installing all supports. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Tenant shall not ask employees of Landlord to do anything outside their regular duties without special authorization from Landlord.

7. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Smoking shall not be permitted in the Common Areas.

8. The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

9. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. All vendors or other persons visiting the Premises shall be subject to the reasonable control of Landlord. Tenant shall not permit its vendors or other persons visiting the Premises to solicit other tenants of the Project.

10. Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material. Except for seeing eye dogs, Tenant shall not bring into or keep within the Premises or the Project any animals, birds, bicycles or other vehicles.

11. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise interfere in any way with the use of the Project by other tenants.

12. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

13. Landlord shall have the right to approve where and how telephone wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster contained in the Premises or in any way deface the Premises or any part thereof without Landlord’s prior written consent. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Project. Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

14. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

15. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Project’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use electric fans or space heaters in the Premises.

16. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

17. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

18. No awnings or other projection shall be attached to the outside walls or windows of the Project by Tenant. No curtains, blinds, shades or screens shall be attached to or hung in any window or door of the Premises without the prior written consent of Landlord. Landlord shall have the right to require Tenant to use Landlord’s standard curtains or window coverings. Tenant shall not place any signs in the windows of the Premises or the Project. All electrical ceiling fixtures hung in the Premises must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises. The skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

19. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord. Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Project for the purpose of cleaning same. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord. Landlord shall not be obligated to notify Tenant of the times at which the janitorial staff will enter the Premises, and Tenant hereby authorizes the janitorial staff to enter the Premises at any time, without notice. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.

20. Tenant acknowledges that the local fire department has previously required Landlord to participate in a fire and emergency preparedness program or may require Landlord and/or Tenant to participate in such a program in the future. Tenant agrees to take all actions necessary to comply with the requirements of such a program including, but not limited to, designating certain employees as “fire wardens” and requiring them to attend any necessary classes and meetings and to perform any required functions.

21. Tenant and its employees shall comply with all federal, state and local recycling and/or resource conservation laws and shall take all actions requested by Landlord in order to comply with such laws. Tenant and its employees shall participate in any recycling or resource conservation program implemented by Landlord, at Tenant’s sole expense.

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles, or sport utility vehicles. Tenant and its employees shall park automobiles within the lines of the parking spaces. Landlord may designate the areas in the parking facilities that will be available for unreserved or reserved parking, in Landlord’s sole discretion.

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3. Landlord may require Tenant and Tenant’s employees to use parking cards, parking stickers or other identification devices. Parking stickers, parking cards and other identification devices shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges. Landlord may require Tenant and each of its employees to give Landlord a deposit when a parking card or other parking device is issued. Landlord shall not be obligated to return the deposit unless and until the parking card or other device is returned to Landlord. Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices. Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately. Any parking identification stickers or devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4. Landlord reserves the right to relocate all or a part of parking spaces within the parking area and/or to reasonably adjacent off site locations(s), and to allocate them between compact and standard size and tandem spaces, as long as the same complies with applicable laws, ordinances and regulations. If access to the parking areas are not now controlled with gates or similar devices, Landlord shall have the right, but not the obligation, to install gates or other devices to control access to the parking areas, and Tenant shall comply with all of Landlord’s rules and regulations relating to access to the parking areas.

5. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

6. Validation of visitor parking, if established, will be permissible only by such method or methods as Landlord may establish at rates determined by Landlord, in Landlord’s sole discretion. Only persons visiting Tenant at the Premises shall be permitted by Tenant to use the Project’s visitor parking facilities.

7. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

8. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements. Parking area managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

9. Every driver is required to park his own car. Where there are tandem spaces, the first car shall pull all the way to the front of the space leaving room for a second car to park behind the first car. The driver parking behind the first car must leave his key with the parking attendant. Failure to do so shall subject the driver of the second car to a $50.00 fine. Refusal of the driver to leave his key when parking in a tandem space shall be cause for termination of the right to park in the parking facilities. The parking operator, or his employees or agents, shall be authorized to move cars that are parked in tandem should it be necessary for the operation of the parking facilities. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

10. No vehicles shall be parked in the parking areas overnight. The parking areas shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

11. Any vehicle parked by Tenant, its employees, contractors or visitors in a reserved parking space or in any area of the parking area that is not designated for the parking of such a vehicle may, at Landlord’s option, and without notice or demand, be towed away by any towing company selected by Landlord, and the cost of such towing shall be paid for by Tenant and/or the driver of said vehicle.

12. At Landlord’s request, Tenant shall provide Landlord with a list which includes the name of each person using the parking facilities based on Tenant’s parking rights under this Lease and the license plate number of the vehicle being used by that person. Tenant shall provide Landlord with an updated list within five (5) days after any part of the list becomes inaccurate.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Exhibit D

WORK LETTER AGREEMENT

This Work Letter Agreement (“Work Letter Agreement”) is attached to a Standard Office Lease (the “Lease”) entered into between The Realty Associates Fund VIII, L.P. (“Landlord”), and Universal Electronics Inc. (“Tenant”) covering certain premises (the “Premises”) more particularly described in the Lease, and is incorporated into the Lease by this reference.

1. Tenant Improvements. For purposes of this Work Letter Agreement, the “Improvements” shall mean the improvements to the Premises described on the Final Construction Drawings (as defined below). All Improvements made to the Premises shall be performed by Tenant. Subject to the reimbursement limitations set forth in Section 2.2 below, the Improvements shall be paid for from the Improvement Allowance (as defined below) or shall be paid for by Tenant, at Tenant’s sole cost and expense. The Improvements to be constructed by Tenant shall include, but shall not be limited to, demolition, concrete work, iron work, rough and finish carpentry, insulation, sheet metal, glass and glazing, doors, door frames and hardware, dry wall, acoustical ceiling, flooring, painting and wall coverings, accessories and partitions, kitchen equipment, fire extinguishers and cabinets, window coverings, plumbing, HVAC equipment, relocation of existing and installation of new fire sprinkler heads, electrical, prefabricated partitions, telephone systems, cabling systems, final clean-up and labor, miscellaneous specialties, planning, engineering, plan checking, permitting, architectural and other design costs, general contractor and subcontractor general conditions, overhead and profit, moving and insurance costs. Compliance with the Americans with Disabilities Act and all other handicap regulations relating to the construction of the Improvements or the use or occupancy of the Premises shall be paid for by Tenant from the Improvement Allowance or Tenant’s own funds.

2. Tenant Improvement Allowance.

2.1 Tenant Improvement Allowance.

(a) Improvements. Tenant shall be entitled to an Improvement Allowance (the “Improvement Allowance”) in a total amount equal to $1,451,714.00. The Improvement Allowance shall be used, subject to the limitations set forth in this section and Section 2.2 below, to reimburse Tenant for the actual out-of-pocket costs it pays to unrelated third parties for the initial design and construction of the Improvements. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter Agreement in a total amount which exceeds the Improvement Allowance.

(b) FF&E, Cabling & Signs. Tenant may use up to $162,990.00 of the Improvement Allowance (the “Associated Costs Allowance”) to reimburse Tenant for the actual out-of-pocket costs it pays to unrelated third parties for the purchase and installation of furniture, fixtures and equipment in the Premises, the installation of telephone and data cabling and the cost of installing the Building Signs and Tenant’s name on Monument Sign (as said terms are defined in the Addendum to the Lease) (collectively, the “Associated Costs”). If Tenant desires to use the Associated Costs Allowance to reimburse itself for Associated Costs, Tenant shall provide to Landlord bills, invoices and other information reasonably acceptable to Landlord to document monies paid by Tenant for the Associated Costs, and provided monies remain in the Improvement Allowance, Landlord shall reimburse Tenant for such amounts, not to exceed the Associated Costs Allowance, within thirty (30) days after receiving such information. Tenant shall only have the right to make one request for the reimbursement of Associated Costs (the “Reimbursement Request”) and the Reimbursement Request shall include all Associated Costs for which Tenant requests reimbursement. Landlord shall have no obligation to reimburse Tenant for any Associated Cost that is not included in the Reimbursement Request. Subject to Section 2.1(c) below, Tenant may also use any unused portion of the Moving Allowance (as defined in the Addendum to this Lease) to pay Associated Costs.

(c) Unused Allowance. Any portion of the Improvement Allowance that has not been expended on or before the date that is three (3) years after the Rent Commencement Date on the construction of the Improvements or to pay for Associated Costs shall be retained by Landlord, and Tenant shall have no further right to the use of such unused portion of the Improvement Allowance for any purpose.

(d) Initial Space Planning Costs. Landlord has previously paid Interni Design, Inc. $9,000.00 for preliminary space planning costs (the “Initial Space Planning Costs”), and the Initial Space Planning Costs shall be paid by Landlord at Landlord’s sole cost and expense and shall not be deducted from the Improvement Allowance.

2.2 Disbursement of the Tenant Improvement Allowance.

(a) Tenant Improvement Allowance Items. The Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Improvement Allowance Items”):

(i) Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3 of this Work Letter Agreement;

(ii) The payment of plan check, permit and license fees relating to construction of the Improvements;

(iii) The cost of the construction of the Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors’ fees and general conditions;

(iv) The cost of any changes to the Final Construction Drawings (as that term is defined in Section 3.3 of this Work Letter Agreement) or Improvements required by any governmental agency; and

(v) Sales and use taxes and Title 24 fees.

(b) Disbursement. During the construction of the Improvements, Landlord shall make disbursements of the Improvement Allowance for Improvement Allowance Items and shall release monies as follows:

(i) Disbursements. Not more often than once in any thirty (30) day period, Landlord shall disburse to Tenant monies from the Improvement Allowance. Prior to Landlord making a disbursement, Tenant shall deliver to Landlord: (A) a request for payment, approved by Tenant, in a form which is reasonably acceptable to Landlord which shows the percentage of completion by trade of the Improvements; (B) invoices from all of Tenant’s Agents (as defined below), for labor rendered and materials delivered with respect to such payment request in an amount not less than the amount of the Improvement Allowance Tenant has requested be reimbursed; (C) copies of executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions of California Civil Code Section 3262(d); (D) proof that Tenant has previously paid to Tenant’s Agents the monies described in the payment request; and (E) all other information reasonably requested by Landlord. Within fifteen (15) days after Landlord has received all of this information, Landlord shall deliver a check to Tenant in an amount equal to the actual monies paid by Tenant to Tenant’s Agents with respect to such payment request. Notwithstanding the foregoing, Landlord shall not be obligated to disburse to Tenant the last ten percent (10%) of the Improvement Allowance until the requirements of Section 2.2(b)(ii) have satisfied and Tenant has received a certificate of occupancy for the Premises.

(ii) Final Completion. Within thirty (30) days after the Improvements have been completed, Tenant shall deliver to Landlord (A) properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(4); and (B) a certificate from the Architect, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed. Within fifteen (15) days after receiving the foregoing information, Landlord shall reimburse to Tenant any additional costs of constructing the Improvements to the extent not previously paid for in accordance with (i) above.

3. Space Plan and Construction Drawings.

3.1 Space Plan. Attached hereto as Exhibit 1 is a space plan that has been prepared by Interni Design, Inc. (the “Architect”) and that is acceptable to Landlord and Tenant (the “Space Plan”).

3.2 Construction Drawings. Tenant shall retain engineering consultants (the “Engineers”) that are reasonably acceptable to Landlord to prepare all plans and engineering drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and specifications to be prepared by Architect and the Engineers hereunder shall reflect only the improvements described on the final Space Plan and shall be known collectively as the “Construction Drawings.” Tenant and Architect shall verify, in the field, the dimensions of the Premises and the conditions at the Premises, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord shall have the right to approve the Construction Drawings in Landlord’s reasonable discretion, and the Construction Drawings shall not materially deviate from the Space Plan. Landlord’s review of the Construction Drawings are for its sole benefit and Landlord shall have no liability to Tenant or Tenant’s Agents arising out of or based on Landlord’s review. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant or Tenant’s Agents by Landlord or Landlord’s space planner, architect, engineers and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors arising therefrom.

3.3 Preparation of Final Construction Drawings. Tenant shall promptly cause the Architect and the Engineers to complete the Construction Drawings which shall be comprised of a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which will allow Tenant to obtain all applicable permits (collectively, the “Final Construction Drawings”) and shall submit three (3) copies of the Final Construction Drawings to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Construction Drawings for the Premises if the same are unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Construction Drawings to reflect Landlord’s comments. If Landlord fails to approve or disapprove the Final Construction Drawings within the period specified for delivering such approval or disapproval, Tenant may give Landlord a second written notice (a “Second Notice”) again requesting Landlord’s approval or disapproval. The Second Notice shall expressly provide in all capital letters in bold twelve (12) point font that Landlord’s failure to give Tenant a written notice of disapproval within three (3) business days after Landlord’s actual receipt of the Second Notice will constitute Landlord’s deemed approval of the Final Construction Drawings pursuant to this section of this Work Letter Agreement (and this section of the Work Letter Agreement shall be specifically referenced in the Second Notice). If Landlord fails to respond to Tenant’s Second Notice within three (3) business days after Landlord actually receives the Second Notice, Landlord shall be deemed to have given such approval.

3.4 Permits and Changes. The Final Construction Drawings shall be approved by Landlord prior to the commencement of construction of the Improvements. After approval by Landlord of the Final Construction Drawings, Tenant shall submit the same to the appropriate governmental agencies in order to obtain all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permits or a certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s sole responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permits or certificate of occupancy. No changes, modifications or alterations in the Final Construction Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

3.5 Compliance with Laws. Tenant shall be solely responsible for constructing the Improvements in compliance with all laws (except with respect to the Landlords obligation to complete certain improvements in compliance with the ADA as specified in Section 3 of the Addendum). Any work required to be performed by Landlord in Section 3 of the Addendum to this Lease shall be performed in compliance with all laws and Landlord shall be responsible for obtaining all permits and approvals, if such permits or approvals are required, from the City of Santa Ana for such work. Tenant acknowledges and agrees that it may be obligated to modify, alter or upgrade the Premises and the systems therein in order to complete the construction of the Improvements, and Landlord shall have no liability or responsibility for modifying, altering or upgrading the Premises or its existing systems except as otherwise specifically stated in the Lease or this Work Letter Agreement. If, as a result of Improvements constructed in accordance with this Work Letter Agreement, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation and such compliance requires Landlord to make any improvements or alterations to any portion of the Project outside the Premises (an “Exterior Alteration”), Landlord shall complete the Exterior Alterations at Landlord’s sole cost and expense, and the cost of the Exterior Alterations shall not be deducted from the Improvement Allowance.

4. Construction of Tenant Improvements.

4.1 Tenant’s Selection of Contractors.

(a) The Contractor. Tenant shall select a qualified general contractor for the Construction of the Improvements (the “Contractor”). The Contractor shall be experienced in the construction of tenant improvements similar to the Improvements in similar buildings under similar circumstances. In addition, the Contractor shall be financially solvent and, if requested by Landlord, shall provide a completion bond for the construction of the Improvements. Landlord shall have the right to approve the Contractor, in Landlord’s reasonable discretion. If Landlord fails to approve or disapprove the Contractor within five (5) business days after Tenant provides Landlord with the all of the information Landlord has reasonably requested concerning the Contractor, Landlord shall be deemed to have approved the Contractor. Notwithstanding the foregoing, Tenant may select any of one of the following contractors to be the general contractor, and Landlord hereby approves any one of the following contractors to be the general contractor:

Howard Building Corp.

Greg Guba

3184 Airway Ave. Unit K

Costa Mesa, Ca. 92626

Tel: (714) 438-2272

Email: gguba@howardbuilding.com

Ticon General Contractors

Rudy Fontes

2001 E. 4th St. Suite 200

Santa Ana, Ca. 92705

Tel: (949) 261-1212

Email: rfontes@ticongc.com

Tenant Works

Peter Macdonald

1280 Bison Unit B9-481

Newport Beach, Ca. 92660

Tel: (714) 299-8143

Email:peterm@tenant-works.com

(b) Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld. Notwithstanding the forgoing, (i) Landlord shall have the right to designate which subcontractors may perform work on the Building’s systems, including, but not limited to, the Building’s HVAC, electrical, plumbing and life, fire and safety systems and (ii) Tenant’s drywall, millwork and ceiling subcontractors, laborers and materialmen shall be union subcontractors, laborers and materialmen. All of Tenant’s Agents shall be properly licensed by the state of California and shall be experienced in performing the work they have agreed to perform in similar buildings. Tenant shall submit a written list of Tenant’s Agents to Landlord, and Landlord shall approve or disapprove the persons or entities on the list within five (5) business days after Landlord receives the list. If Landlord does not disapprove a person or entity on the list within said five (5) day period, said person or entity shall be deemed approved. If Landlord disapproves a person or entity on the list, Tenant shall submit the name of another person or entity to perform that work. Tenant’s initial list of Tenant’s Agents is attached hereto and incorporated herein as Exhibit 2, and Landlord approves the Tenant’s Agents listed on Exhibit 2.

4.2 Construction of Tenant Improvements by Tenant’s Agents.

(a) Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld. Landlord shall approve or disapprove the Contract within five (5) business days after Landlord receives the Contract. Landlord hereby approves the use of an AIA approved construction contract.

(b) Tenant’s Agents.

(i) Indemnity. Tenant’s indemnification set forth in the Lease shall also apply with respect to any and all damages, cost, loss or expense (including attorneys fees) related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements. By way of example, and not limitation, Tenant shall indemnify and defend Landlord from any Damages to the Premises caused by the actions of the persons constructing the Improvements.

(ii) Warranty. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the Commencement Date of the Lease. The correction of any defective work shall include, without additional charge, all additional expenses and damages incurred in connection with the removal or replacement of all or any part of the Improvements, and/or any other Building improvements that may be damaged or disturbed thereby. All such warranties or guarantees shall be contained in the Contract or applicable subcontract and shall inure to the benefit of both Landlord and Tenant. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

(iii) Insurance Requirements.

(A) General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant pursuant to Section 8.1 of the Lease. Tenant’s Agents shall not be entitled to satisfy their insurance obligations through self-insurance.

(B) Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount covering the construction of the Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Improvements shall be insured by Tenant during the construction period and throughout the term of the Lease. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

(C) General Terms. Certificates for all insurance carried pursuant to this section shall be delivered to Landlord before the commencement of construction of the Improvements and before any equipment is moved onto the site. All such policies of insurance shall name Landlord and its property manager as an additional insured and must contain a provision that the company writing the policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until all of the Improvements are fully completed. All insurance, except Worker’s Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against Landlord or Tenant. Such insurance shall provide that it is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not limit Tenant’s indemnification obligations under this Work Letter Agreement.

(c) Compliance With Laws and Other Landlord Requirements. The Improvements shall comply in all respects with the following: (i) all applicable building codes, laws and regulations; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters); and (iii) building material manufacturer’s specifications. In addition, Tenant’s Agents shall comply with all of Landlord’s rules, regulations and procedures concerning the construction of improvements in the Building and access to the Building (collectively, the “Construction Procedures”), and if any Tenant Agent fails to comply with the Construction Procedures after Landlord has provided the Tenant Agent with written notice of its non-compliance, Landlord shall have the right to prohibit such Tenant Agent from performing any further work in the

Building, and Landlord shall have no liability to Tenant do to such prohibition. Landlord’s Construction Procedures are available from the Building’s property manager. Tenant’s Agents shall not perform any construction work at the Building that might disturb other tenants of the Building during the Building’s normal business hours (i.e., 8:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 12:00 p.m. on Saturday). Tenant and Tenant’s Agents shall not have the right, at any time, to disrupt any Building service (e.g., HVAC, electrical, plumbing etc.) to the Common Areas or to another tenant’s premises. Tenant and Tenant’s Agents shall only store construction materials inside the Premises and Tenant’s Agents shall not dispose of their refuse or construction materials in the Project’s trash receptacles. Tenant’s Agents shall only use Building entrances and Building freight elevators designated by Landlord to transport construction materials and FF&E to the Premises, and Tenant and Tenant’s Agents shall take whatever precautions Landlord may reasonably prescribe to protect the Project from damages due to such activities. Tenant shall reimburse Landlord for the cost of repairing any damage to the Project caused by the movement of construction materials and FF&E into the Building (e.g., damage to carpet, walls, doors, elevators etc.).

(d) Inspection by Landlord. Landlord shall have the right to inspect the Improvements at all times, provided however, that Landlord’s inspection of the Improvements shall not constitute Landlord’s approval of the Improvements. Should Landlord reasonably disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects in the Improvements constructed by Tenant or Tenant Agents shall be rectified by Tenant at no expense to Landlord. Landlord’s inspection may not disapprove of colors, materials or other matters specified in Tenant’s plans and previously approved by Landlord.

(e) Notice of Non-Responsibility. Not less than ten (10) days prior to the date Tenant intends to first commence construction of the Improvements, Tenant shall provide Landlord with written notice of its intention to commence construction. Landlord shall have the right from time to time to post notices of non-responsibility at the Premises.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Improvements, and as a condition to Landlord’s final reimbursement of the Improvement Allowance, Tenant shall cause a Notice of Completion to be recorded in the office of the County Recorder for the County in which the Premises is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, and as a condition to Landlord’s final reimbursement of the Improvement Allowance Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

5. Completion. Subject to Force Majeure Delays and Landlord Delays, Tenant hereby covenants and agrees to cause the Improvements to be completed as soon as reasonably possible following the Commencement Date. Subject to the performance by Landlord of its obligations with respect to the funding of the Improvement Allowance, Tenant agrees to cause the Improvements to be paid for, at Tenant’s sole cost and expense. Tenant shall be primarily obligated to complete the construction of the Improvements, and the failure of Tenant’s Agents to perform their obligations with respect to the construction of the Improvements shall not relieve Tenant of its obligation to complete the construction of the Improvements. Tenant acknowledges and agrees that its obligation to pay Base Rent and other amounts due under the Lease as of the Commencement Date is not conditioned on Tenant’s completion of the Improvements prior to the Commencement Date or at any other time. Consequently, Tenant shall be obligated to pay Base Rent, Operating Expenses and other amounts due under the Lease from and after the Commencement Date at the time that such payments become due even though Tenant is unable to occupy or use the Premises on the Commencement Date due to its failure to complete the Improvements on or before the Commencement Date.

6. Miscellaneous.

6.1 Tenant’s Representative. Tenant has designated Mark Kopaskie as its sole representative with respect to the matters set forth in this Work Letter Agreement, and, until further notice to Landlord, Tenant’s representative shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.

6.2 Landlord’s Representative. Landlord has designated Daniel Karcher as its sole representative with respect to the matters set forth in this Work Letter Agreement, and until further notice to Tenant, Landlord’s representative shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.

6.3 Time of the Essence. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

6.4 Tenant’s Default. Notwithstanding any provision to the contrary contained in the Lease, if Tenant commits a default as defined in Section 13.1 of the Lease, and fails to cure such default during any applicable cure period, then, in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of any portion of the Improvement Allowance submitted after the date of the notice of default. The failure of Tenant to perform any of its obligations under this Work Letter Agreement shall constitute a default under Section 13.1(c) of the Lease.

6.5 Incorporation. This Work Letter Agreement is and shall be incorporated by reference in the Lease, and all of the terms and conditions of the Lease are and shall be incorporated herein by this reference. Unless otherwise defined herein, capitalized terms included in this Work Letter Agreement shall have the same meaning as capitalized terms included in the Lease.

6.6 Landlord Costs. Landlord shall not be entitled to any coordination fee or similar charge as part of the Improvement costs.

Exhibit 1 to Work Letter Agreement

(Space Plan)

Exhibit 2 to Work Letter Agreement

(List of Tenant Agents)

Charles Colosimo

Interni Design, Inc.

100 W. Broadway, Ste. 6040

Long Beach, CA 90802

(562) 980-9988

Exhibit E

Addendum to Standard Office Lease (the “Lease”)

dated the 11th day of May, 2012 Between

The Realty Associates Fund VIII, L.P. (“Landlord”) and

Universal Electronics Inc. (“Tenant”)

It is hereby agreed by Landlord and Tenant that the provisions of this Addendum are a part of the Lease. If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control. Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease.

1. Abatement of Rent. Landlord hereby agrees to conditionally waive the Base Rent due for the months of October, November, December of 2012 and January, February, March, April, May, June and July of 2013. No amounts due to Landlord under the Lease other than the Base Rent referred to above shall be conditionally waived. In the event Tenant commits a default as defined in the Lease and fails to cure such default during any applicable notice and cure period, Base Rent coming due thereafter shall not be waived.

2. Operating Expense Increases. Tenant shall not be obligated to pay to Landlord its share of increases in Operating Expenses to the extent that such increases exceed five percent (5%) of the previous calendar year’s Operating Expenses provided, however, that there shall be no limitation on the payment by Tenant of increases in Operating Expenses that cannot, with reasonable effort, be controlled by Landlord (these Operating Expenses shall include, but are not limited to, utility costs, insurance costs, real and personal property tax increases and capital costs Landlord is permitted to pass through as an Operating Expense). The foregoing limitation shall be applied separately and independently during each year of the initial lease term on a non-cumulative basis. For example, assume that the controllable Operating Expenses of the Project in calendar year 2013 were $100 and that the controllable Operating Expenses in the calendar year 2014 were $107. A five percent (5%) increase (5% of $100 is $5) would increase controllable Operating Expenses to $105 and the actual increase of $7 would exceed a 5% increase by $2. In this event, for purposes of calculating Tenant’s Share of increases in controllable Operating Expense in 2014, controllable Operating Expenses would be deemed to be $105. For purposes of applying this limitation to increases in controllable Operating Expenses in 2015, 2014’s controllable Operating Expense maximum of $105 would be increased by five percent (5%), and the maximum amount of 2014’s controllable Operating Expenses would be $110.25 (i.e., $105 increased by 5%). This example assumes that the Premises contained the same number of rentable square feet during all of the forgoing periods. If Tenant leased a different number of rentable square feet at some times, the calculation would need to be made on a per rentable square foot basis so that the foregoing limitation would not take affect solely due to Tenant’s lease of additional space. The limitation on Operating Expense increases set forth in this Section shall not apply to increases in Operating Expenses during the terms of the Extension Options (as defined below), and this section shall be of no force or effect during the term of the Extension Options.

3. Restroom Improvements. The restrooms on the seventh and eighth floor of the Building (the “Restrooms”) may not presently comply with the requirements of the Americans with Disabilities Act (the “ADA”). To the extent required by the City of Santa Ana, Landlord shall obtain all required permits and modify the Restrooms to comply with the ADA using building standard materials and procedures (the “ADA Alterations”). Landlord shall pay for the ADA Alterations (including the cost of any permits) at Landlord’s sole cost and expense and the cost of the ADA Alterations shall not be deducted from the Improvement Allowance. If Tenant desires to have some or all of the ADA Improvements made using materials and procedures other than building standard materials and procedures, Tenant may elect to use the Improvement Allowance to pay for the increased cost of the materials and procedures Tenant desires to use. Upon completion, Landlord’s construction of the ADA Alterations shall comply with all applicable laws.

4. Moving Allowance. Subject to the limitations set forth below, and provided Tenant has not committed a default as defined in Section 13 of the Lease that Tenant fails to cure during any applicable cure period and provided further that Tenant has occupied the Premises, Landlord shall make available to Tenant an allowance of up to $72,368.00 (the “Moving Allowance”) to reimburse Tenant for the actual out-of-pocket costs it pays to unrelated third parties in order to move furniture, equipment and other personal property to the Premises, to install furniture systems in the Premises, to install telephone and data cabling in the Premises and to pay related costs (collectively, “Moving Expenses”). If Tenant desires to use the Moving Allowance to reimburse itself for Moving Expenses, Tenant shall provide to Landlord bills, invoices and other information reasonably acceptable to Landlord to document monies paid by Tenant for Moving Expenses, and Landlord shall reimburse Tenant for such amounts up to the Moving Allowance within thirty (30) days after receiving such information. Tenant shall only have the right to make one request for the reimbursement of Moving Expenses (the “Reimbursement Request”) and the Reimbursement Request shall include all Moving Expenses for which Tenant requests reimbursement. Landlord shall have no obligation to reimburse Tenant for any Moving Expense that is not included in the Reimbursement Request. If the Reimbursement Request requests payment of less than all of the Moving Allowance, the unused portion of the Moving Allowance shall be retained by Landlord, or may be used to pay Associated Costs (as defined in the Work Letter Agreement, and subject to the requirements of the Work Letter Agreement). If the Reimbursement Request is not received by Landlord on or before February 15, 2013, Landlord shall have no obligation to reimburse Tenant for any Moving Expenses and Landlord shall retain the Moving Allowance.

5. Options to Extend. Landlord hereby grants to Tenant the option to extend the term of the Lease for two (2) consecutive five (5)-year periods (the “Extension Options”) commencing when the initial lease term expires and when the first option term expires upon each and all of the following terms and conditions:

(a) On a date which is prior to the date that the applicable option period would commence (if exercised) by at least two hundred seventy (270) days and not more than three hundred sixty (360) days, Landlord shall have received from Tenant a written notice of the exercise of the applicable option to extend the Lease for said additional term (an “Exercise Notice”), time being of the essence. If the Exercise Notice is not so given and received, the Extension Options shall automatically expire, Tenant shall no longer have the right to give an Exercise Notice and this section shall be of no further force or effect. Tenant shall give each Exercise Notice using certified mail return receipt requested or some other method where the person delivering the package containing the Exercise Notice obtains a signature of the person accepting the package containing the Exercise Notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package). It shall be the obligation of Tenant to prove that Landlord received the applicable Exercise Notice in a timely manner.

(b) All of the terms and conditions of the Lease except where specifically modified by this Addendum shall apply to each option term.

(c) The monthly Base Rent payable during the term of each Extension Option shall be the Market Rate on the date the applicable option term commences.

(d) The term “Market Rate” shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar office building would accept at arm’s length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a “net lease” basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement allowance. If renewal tenants exercising similar market rate extension options are receiving a tenant improvement allowance, this fact shall be taken into consideration in determining the Market Rate. The Market Rate may also designate periodic rental increases and similar economic adjustments.

(e) If Tenant exercises an Extension Option, Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount on or before the date that is ninety (90) days prior to the date that the term of the Extension Option will commence. Tenant shall have twenty (20) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below.

(i) Landlord and Tenant shall meet with each other within five (5) business days after the Outside Agreement Date and exchange their sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker or agent who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of similar buildings in the geographical area of the Premises. Neither Landlord nor Tenant shall consult with such broker or agent as to his or her opinion as to the Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rate for the Premises is the closest to the actual Market Rate for the Premises as determined by the arbitrator, taking into account the requirements for determining Market Rate set forth herein. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information such party deems relevant to the determination of the Market Rate (“MR Data”), and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.

(ii) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rate and shall notify Landlord and Tenant of such determination.

(iii) The decision of the arbitrator shall be final and binding upon Landlord and Tenant.

(iv) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the presiding judge of the Superior Court for the county in which the Premises is located, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(v) The cost of the arbitration shall be paid by Landlord and Tenant equally.

(vi) Each time Tenant exercises an Extension Option, Landlord shall have the right to require Tenant to execute and to deliver to Landlord an amendment to the Lease that accurately sets forth the extended term of the Lease and the new Base Rent and other economic terms, if any. Within ten (10) days after Landlord provides the amendment to Tenant, Tenant shall execute the amendment and deliver the amendment to Landlord. Landlord’s election not to require Tenant to execute an amendment shall not invalidate Tenant’s exercise of an Extension Option.

6. Right of Offer.

(a) During the initial term of this Lease (but not during the term of the Extension Options (as defined above), Tenant shall have the right of offer to lease any space which becomes vacant or Landlord determines will become vacant after Tenant occupies the Premises on the sixth floor of the Building (the “Additional Premises”). Prior to leasing any Additional Premises, Landlord shall give Tenant written notice of its intent to lease the Additional Premises along with Landlord’s initial determination of the Market Rate rent for the Additional Premises and identification of the parking rights to be provided with the Additional Premises (including any parking concessions and parking rates) (a “Landlord Notice”). Tenant shall have ten (10) days after Landlord has given written notice in which to provide Landlord with written notice (an “Election Notice”) of its election to exercise its right to lease all of the Additional Premises (Tenant shall not have the right to elect to lease part of the Additional Premises). Tenant shall pay Base Rent for the Additional Premises at the “Market Rate” (as defined below). All of the other terms and conditions pertaining to the lease of the Additional Premises shall be agreed to by Landlord and Tenant within ten (10) days after Landlord receives Tenant’s written notice. If Landlord and Tenant are unable to agree on such terms and conditions within the ten (10) day period, Tenant’s right to lease the Additional Premises shall automatically expire and Tenant shall have no further right to lease the Additional Premises. All of the terms and conditions for the lease of the Additional Premises shall be satisfactory to Landlord, in Landlord’s sole discretion. If Tenant does not give Landlord written notice of its election to lease such Additional Premises within ten (10) days after Landlord gives Tenant its written notice of the availability of the Additional Premises, Landlord shall thereafter be free to lease such Additional Premises to a third party on any terms and conditions that Landlord shall select, with no further obligation to Tenant. In the event that Landlord offers any space to Tenant pursuant to this right of offer and Tenant does not lease the space, the space so offered shall no longer be subject to this right of offer and thereafter Landlord shall not be obligated to offer said space to Tenant. If Landlord unintentionally fails to provide a Landlord Notice to Tenant, Tenant’s sole remedy for such failure shall be to notify Landlord of the failure and to request that it be provided a Landlord Notice, and, in this event, if the Additional Premises is still available for lease (i.e., it has not been leased by Landlord to a another tenant as evidenced by the full execution of a lease agreement), Landlord shall provide the Landlord Notice to Tenant. Under no circumstances shall Landlord have any legal liability to Tenant (for damages or otherwise) due to Landlord’s unintentional failure to provide a Landlord Notice to Tenant. Landlord shall not be obligated to provide Tenant with notice pursuant to this section, and Tenant shall not have the right to exercise the right of offer granted in this section, at any time that Tenant has subleased all or any portion of the Premises or at any time Tenant is in default as defined in the Lease beyond applicable notice and cure periods. This right of offer shall be subject to (i) the prior and existing rights of the other tenants in the Project to lease the Additional Premises and (ii) Landlord’s right, in Landlord’s sole discretion, to elect to renew or extend the lease of any tenant occupying the Additional Premises, whether or not such tenant has the legal right or option to renew or extend its lease.

(b) The term “Market Rate” shall mean the annual amount per rentable square foot that a willing, comparable tenant would pay and a willing, comparable landlord of a similar office building would accept at arm’s length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a “net lease” basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term (to be determined by Landlord in accordance with (a) above, in Landlord’s sole discretion); (v) size and location of premises being leased; (vi) the amount of any tenant improvement allowance; and (vii) other generally applicable terms and conditions of tenancy for similar space.

(c) If Tenant exercises the Right of Offer, Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount within five (5) days after Tenant delivers its Election Notice to Landlord. Tenant shall have five (5) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the rental rate within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within three (3) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below.

(i) Landlord and Tenant shall meet with each other within three (3) business days after the Outside Agreement Date and exchange their sealed envelopes and then open such envelopes in each other’s presence. if

Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes, then, within three (3) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker or agent who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial buildings similar to the Premises in the geographical area of the Premises. Neither Landlord nor Tenant shall consult with such broker or agent as to his or her opinion as to the Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rate for the Additional Premises is the closest to the actual Market Rate for the Additional Premises as determined by the arbitrator, taking into account the requirements for determining Market Rate set forth herein. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within three (3) business days after the appointment of the arbitrator any market data and additional information such party deems relevant to the determination of the Market Rate (“RR Data”), and the other party may submit a reply in writing within two (2) business days after receipt of such RR Data.

(ii) The arbitrator shall, within three (3) business days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rate and shall notify Landlord and Tenant of such determination.

(iii) The decision of the arbitrator shall be final and binding upon Landlord and Tenant.

(iv) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the presiding judge of the Superior Court for the County in which the Premises is located, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(v) The cost of the arbitration shall be paid by Landlord and Tenant equally.

(d) After the determination of the Market Rate, Landlord shall prepare an amendment to the Lease reflecting Base Rent at the Market Rate and adding the Additional Premises to the Premises (the “Amendment”). The terms of the Amendment (other than the Market Rate) shall be satisfactory to Landlord and Tenant in each of their sole and absolute discretions. For example, Landlord shall have no obligation to agree to a coterminous term for Tenant’s lease of the Additional Premises and Tenant’s lease of the existing Premises. The sole consequence of Landlord and Tenant not being able to agree on the terms and conditions of the Amendment shall be that Landlord shall have no further obligation to lease the Additional Premises to Tenant and Tenant shall have no further obligation to lease the Additional Premises from Landlord pursuant to this section. Tenant shall execute and deliver the Amendment to Landlord within five (5) business days after it is delivered to Tenant. At Landlord’s option, if Tenant does not execute and deliver to Landlord the Amendment within the five (5) business day period, time being of the essence, Tenant’s right to lease the Additional Premises shall immediately terminate, and Tenant shall have no further right to lease the Additional Premises.

7. Parking.

(a) Unreserved Parking. During the first ten (10) years of the term of this Lease, Tenant shall have the right to use one hundred twenty-five (125) unreserved parking spaces (the “Unreserved Spaces”) at no charge. After the first ten (10) years of the term of this Lease, Tenant shall pay Landlord’s prevailing rates for Unreserved Spaces, and Landlord reserves the right to increase said rates from time to time in Landlord’s sole discretion.

(b) Reserved Parking. During the first ten (10) years of the term of this Lease, in addition to the Unreserved Spaces, Tenant shall have the right to use fifteen (15) covered reserved parking spaces (the “Initial Reserved Spaces”) at no charge. Upon thirty (30) days advance written notice to Landlord, Tenant shall have the right to convert up to twenty (20) of its Unreserved Spaces to covered reserved parking spaces (the “Additional Reserved Spaces”). If Tenant elects to convert Unreserved Spaces to Additional Reserved Spaces, Tenant shall pay $25.00 per month for each Additional Reserved Space during the first five (5) years of the initial term of the Lease and Tenant shall pay $50.00 per month for each Additional Reserved Space during the second five (5) years of the initial term of the Lease. The location of the Initial Reserved Spaces and the Additional Reserved Spaces shall be selected by Landlord, in Landlord’s sole discretion. Landlord shall mark the Reserved Spaces as “reserved spaces”. Landlord shall not be responsible for enforcing Tenant’s reserved parking rights against any third parties. After the first ten (10) years of the term of this Lease, Tenant shall pay Landlord’s prevailing rates for the Reserved Spaces and the Additional Reserved Spaces, and Landlord reserves the right to increase said rates from time to time in Landlord’s sole discretion.

8. Option to Terminate.

(a) Termination Date. Tenant shall have an option (the “Termination Option”) to terminate this Lease as of the last day of the eighty-fourth (84th) full calendar month of the initial term of the Lease (the “Termination Date”). The terms and conditions of Section 27 of the Lease shall apply to this Termination Option. In addition, this Termination Option is granted subject to the following terms and conditions:

(i) Notice. Tenant shall give Landlord not less than one (1) year’s advance written notice of its election to exercise the Termination Option (i.e., notice must be given not later than one (1) year prior to the Termination Date), time being of the essence, and Tenant’s notice shall be irrevocable (the “Termination Notice”). If the notice is not so given and received, the Termination Option shall automatically expire, and this section shall be of no further force or effect. Tenant shall give the notice using certified mail return receipt requested or some other method where the person delivering the package containing the notice obtains a signature of the person accepting the package containing the Exercise Notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package). It shall be the obligation of Tenant to prove that Landlord received the notice in a timely manner; and

(ii) Termination Fee. Tenant pays to Landlord concurrently with Tenant’s exercise of the Termination Option, a cash termination payment (the “Termination Payment”) in an amount equal to the following costs amortized over the initial ten (10) year term of the Lease with eight percent (8%) interest:

(A) all brokerage commissions paid or incurred by Landlord in connection with this Lease, plus

(B) all Base Rent abatements provided to Tenant pursuant to Addendum Section 1, plus

(C) the Improvement Allowance (as defined in the Work Letter Agreement); plus

(D) the Moving Allowance (as defined above).

For example, if the total costs are $2,500,000.00, and the Lease is terminated on the Termination Date, the unamortized portion of such costs payable to Landlord would be $944,066.59.

(b) Terms. If Tenant timely and properly exercises the Termination Option, (i) all rent payable under the Lease shall be paid through and apportioned as of the Termination Date (in addition to payment by Tenant of the Termination Payment); (ii) neither party shall have any rights, liabilities, or obligations under the Lease for the period accruing after the Termination Date, except those which, by the provisions of the Lease, expressly survive the expiration or termination of the term of the Lease; (iii) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required under the Lease for surrender of the Premises; and (iv) at Landlord’s option, Tenant shall enter into a written agreement reflecting the termination of the Lease upon the terms provided for herein, which agreement shall be executed within thirty (30) days after Tenant exercises the Termination Option. If Tenant is in default of any of its obligations under the Lease on the Termination Date, at Landlord’s option, the Termination Notice shall be of no force or effect, Tenant shall have no right to terminate the Lease pursuant to this section and this section shall be of no further force or effect.

9. Building Signs. Subject to the following terms and conditions, Landlord shall permit Tenant to install, at Tenant’s sole cost and expense, two (2) exterior building top signs (the “Building Signs”) containing Tenant’s name on the Building:

(a) The Building Signs shall be consistent with the specifications designated on Exhibit 1 attached hereto and incorporated herein by reference;

(b) The cost of designing, fabricating, installing and obtaining governmental approvals for the Building Signs shall be paid by Tenant, at Tenant’s sole cost and expense. Landlord shall have the right to approve the contractor that installs the Building Signs and the contractor shall comply with all of Landlord’s policies and procedures relating to construction performed at the Project (e.g., insurance, safety etc.);

(c) Subject to the limitations set forth in Section 2.1(b) of the Work Letter Agreement, Tenant may use the Improvement Allowance (as defined in the Work Letter Agreement) to pay for the initial fabrication and installation of the Building Signs. Tenant shall maintain the Building Signs in good order and repair, at Tenant’s sole cost and expense;

(d) Tenant’s right to install the Building Signs is subject to Tenant obtaining all required governmental approvals and permits for the installation of the Building Signs, and Tenant’s compliance with the terms and conditions of any covenants, conditions or restrictions applicable to the Building Signs. Landlord makes no representation or warranty that Tenant will be able to obtain the required approvals and permits for the installation of the Building Signs, and Tenant’s obligations under this Lease are not conditioned upon Tenant’s ability to obtain the approvals and permits or upon Tenant’s ability to install the Building Signs or any other sign;

(e) Any modification of the Building Signs shall be considered to be an “Alteration” within the meaning of Section 7.3 of the Lease, and shall be governed by the provisions thereof. Notwithstanding anything to the contrary contained in Section 7.3, any modification or alteration of the Building Signs shall require Landlord’s prior approval, which may be given or withheld by Landlord in Landlord’s sole discretion;

(f) The Building Signs shall be considered a use of the Premises pursuant to Section 21 of the Lease, and Tenant shall defend and indemnify Landlord to the extent provided in Section 21;

(g) Tenant shall remove the Building Signs and repair any damage to the Project, at Tenant’s sole cost and expense, upon the termination or expiration of the Lease term;

(h) The insurance purchased by Tenant pursuant to Section 8.1 of the Lease shall apply to the Building Signs;

(i) Should the Building Signs be electrically illuminated, Tenant agrees to pay to Landlord, upon demand, the costs of such power as determined by separate electrical meters that will be installed by Tenant as part of its installation of the Building Signs, at Tenant’s sole cost and expense; provided, however, subject to the limitations set forth in Section 2.1(b) of the Work Letter Agreement, Tenant may use the Improvement Allowance to pay for the initial installation of the electrical meters;

(j) If at any time Tenant has assigned this Lease or has subleased more than fifty percent (50%) of the usable square feet in the Premises, Landlord shall have the right, at Landlord’s option, at any time, upon not less than ninety (90) days advance written notice to Tenant, to require Tenant to permanently remove the Building Signs and to repair any damage to the Building caused by such removal, at Tenant’s sole cost and expense. From and after the date of such removal, Tenant shall no longer have the right to place the Building Signs on the Building, and except for Tenant’s obligation to remove the Building Signs and to repair any damage to the Building, this Section shall be of no further force or effect;

(k) If Tenant has not installed the Building Signs on or before October 31, 2013, Tenant’s shall no longer have the right to install a Building Signs, and this Section shall be of no further force or effect; and

(l) Landlord shall continue to have the right to install one or more additional signs on the exterior of the Building, and no exclusive sign rights have been granted hereunder.

10. Monument Sign. There is an existing monument sign at the Building (the “Monument Sign”). Subject to Tenant obtaining any required governmental permits, Tenant shall be entitled to place its name on the Monument Sign, at Tenant’s sole cost and expense. Landlord shall have the right to approve the size, design, location and color of Tenant’s name on the Monument Sign, in Landlord’s sole discretion. Tenant shall maintain its name in good condition, at Tenant’s sole cost and expense. Prior to the termination of the Lease, Tenant shall remove its name from the Monument Sign and repair any damages caused by such removal. The Monument Sign will include spaces for the names of multiple tenants, and Tenant acknowledges that Landlord may elect to add additional names to the Monument Sign. If at any time Tenant has assigned this Lease or has subleased more than fifty percent (50%) of the usable square feet in the Premises, Landlord shall have the right, at Landlord’s option, at any time, upon not less than ninety (90) days advance written notice to Tenant, to require Tenant to permanently remove the its name from the Monument Sign and to repair any damage to the Monument Sign caused by such removal, at Tenant’s sole cost and expense. From and after the date of such removal, Tenant shall no longer have the right to place its name on the Monument Sign, and except for Tenant’s obligation to repair any damage to the Monument Sign, this Section shall be of no further force or effect. If Tenant has not placed its name on the Monument Sign on or before October 31, 2013, Tenant’s shall no longer have the right to place its name on the Monument Sign, and this Section shall be of no further force or effect.

11. Antenna Agreement. Concurrently with the execution of this Lease, Landlord and Tenant shall execute the License Agreement attached hereto as Exhibit 2.

12. HVAC. Landlord shall use commercially reasonable efforts to cause the HVAC system providing HVAC to the Premises to maintain a temperature range within the Premises during Business Hours between 66 degrees and 77 degrees Fahrenheit (the “Temperature Range”). Landlord’s ability to provide HVAC within the Temperature Range is contingent on the Premises being built out substantially in compliance with the Space Plan attached to the Work Letter Agreement (e.g., the HVAC system has been engineered to provide this level of heating and cooling taking into consideration the office configuration, the occupant density and the furniture layout depicted on the Space Plan). Changes to the improvements in the Premises or the occupant density may prevent Landlord from providing HVAC within the Temperature Range. The Temperature Range is also contingent on Tenant not installing in the Premises equipment that is not consistent with the Space Plan or that is in excess of the office equipment used by typical office tenants as of the date of this Lease. Tenant acknowledges that in order to maintain the Temperature Range Tenant may be obligated to keep window coverings closed at certain times of the day, and to keep the exterior doors and windows closed. In addition, Tenant acknowledges that spaces which are designed for greater density (e.g., conference rooms) may be cooler than specified when not fully occupied. Tenant acknowledges that from time to time HVAC equipment will need to be repaired or replaced and that during these times it may not be possible to provide HVAC to the Premises, or to provide HVAC within the Temperature Range. Landlord shall use commercially reasonable efforts to complete HVAC repairs and replacements in a prompt manner so as to minimize the time where it is not possible to provided HVAC to the Premises within the Temperature Range.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have respectively executed this Addendum.

LANDLORD: The Realty Associates Fund VIII, L.P., a Delaware limited partnership

By:	Realty Associates Fund VIII LLC a Massachusetts limited liability company, General Partner

	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

		By:	Realty Associates Advisors Trust, a Massachusetts business trust, Manager

By:
Officer

TENANT*: Universal Electronics Inc., a Delaware corporation

By:

(print name)

Its:
(print title)

By:

(print name)

Its:
(print title)

*	If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

Exhibit 1 to Addendum to Lease

(Sign Specifications)

Exhibit 2 to Addendum to Lease

LICENSE AGREEMENT—SATELLITE DISH

THIS LICENSE AGREEMENT (the “Agreement”) is entered into as of this 11th day of May, 2012, by and between The Realty Associates Fund VIII, L.P., a Delaware limited partnership (the “Licensor”) and Universal Electronics Inc., a Delaware corporation (the “Licensee”).

RECITALS

A. Licensee has entered into that certain Standard Office Lease (“Lease”) with Licensor for the lease of Suites 700 and 800 (the “Premises”) in the building located at 201 East Sandpointe, Santa Ana, California (the “Building”).

B. Licensee desires to obtain the nonexclusive license to use a portion of the roof of the Building (the “Roof”) to install an antenna to transmit and to receive radio transmissions. Licensor is willing to permit Licensee to place a antenna on the Roof on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

1. Satellite Antenna. Except as otherwise provided herein, Licensee shall have the nonexclusive right to install, operate and maintain on the Roof, at Licensee’s sole cost and expense, two satellite dishes (e.g., Dish TV, Direct TV or another dish) and associated cabling and equipment (collectively, the “Antenna”). The size and type of the dishes shall be acceptable to Landlord, in Landlord’s reasonable discretion. The Antenna shall not require a source of electricity or other power on the Roof for its operation. The right granted to Licensee hereunder is a nonexclusive license and is not a lease. Licensor make no representation or warranty to Licensee that it will be able to obtain the permits and governmental approvals required in order to install and operate the Antenna, and Licensee’s obligations under the Lease are not conditioned or contingent on its ability to install and operate the Antenna.

2. Term. Provided Tenant is not in default beyond applicable notice and cure periods, Licensee’s right to operate and maintain the Antenna shall be irrevocable but shall automatically expire and terminate on the date that the term of the Lease expires or is otherwise terminated. This Agreement shall also terminate if any of the following continue for more than ten (10) days after written notice from Licensor to Licensee: (a) the Antenna is causing physical damage to the Building or the Roof, (b) the Antenna is interfering with the transmission or receipt of radio signals from or to the Building, (c) the Antenna is causing Licensor to be in violation of any agreement to which Licensor is a party or (d) the Antenna is causing Licensor to be in violation any local, state or federal law, regulation or ordinance.

3. Use. Licensee shall only use the Antenna to transmit and to receive radio transmissions for Licensee’s use in the Premises. No person or entity other than Licensee shall have the right to send or receive transmissions using the Antenna.

4. Location. The Antenna shall be installed at a location on the Roof selected by Licensor, in Licensor’s sole discretion, and Licensor shall have the right to require Licensee to relocate the Antenna from time to time, at Licensee’s sole cost and expense. Licensor makes no representation or warranty to Licensee that the location selected by Licensor on the Roof, from time to time, will be satisfactory to Licensee or will permit Licensee to transmit or to receive the radio transmissions it desires to transmit and to receive.

5. Licensor’s Approval. Prior to installing the Antenna, Licensee shall submit to Licensor plans and specifications for the installation of the Antenna that are reasonably satisfactory to Licensor (the “Plans”). The Plans shall be consistent with the requirements of Section 1 and shall show the location of the Antenna on the Roof, the location and type of all cabling, the way the Antenna will be placed on the Roof and any other information requested by Licensor, in Licensor’s reasonable discretion. Licensor shall have the right to require that the Antenna not be visible from any location on the ground and/or that the Antenna be screened in a manner satisfactory to Licensor, in Licensor’s sole discretion. Licensor shall have the right to employ an engineer or other consultant to review the Plans and the reasonable cost of such engineer or consultant shall be paid by Licensee to Licensor within twenty (20) days after demand. Licensor may approve or reject all or part of the Plans for any reason, in Licensor’ sole discretion. After Licensor has approved the Plans and prior to installing the Antenna and any cabling, Licensee shall obtain and provide to Licensor: (a) all required governmental and quasi-governmental permits, licenses, special zoning variances and authorizations, all of which Licensee shall obtain at its own cost and expense; and (b) a policy or certificate of insurance evidencing such insurance coverage as may be required by Licensor as hereinafter provided. Any alteration or modification of the Antenna or any associated cabling after the Plans have been approved shall require Licensor’s prior written approval, which may be given or withheld in Licensor’s sole discretion. Licensor makes no representation or warranty to Licensee that it will approve the Plans or that Licensee will be permitted to install the Antenna on the Roof.

6. Installation.

(a) Installation and maintenance of the Antenna shall be performed solely by contractors approved by Licensor, in its reasonable discretion. Licensee shall not have the right to penetrate the Roof for any purpose including, but not limited to, the installation of the Antenna. The Antenna shall be installed in a manner that will not damage the Roof. Licensor may require anyone going on the Roof to execute in advance a liability waiver satisfactory to Licensor, in Licensor’s sole discretion.

(b) Licensee shall bear all costs and expenses incurred in connection with the installation, operation and maintenance of the Antenna. In addition, Licensee shall reimburse Licensor for all of its actual out-of-pocket costs incurred in reviewing Licensee’s Plans and monitoring the installation, maintenance and removal of the Antenna. Licensee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Licensee which claims are or may be secured by any mechanic’s or materialmen’s lien against the Building, or any interest therein.

7. Roof Repairs. Licensee acknowledges that Licensor may decide, in its sole discretion, from time to time, to repair or replace the Roof (hereinafter “Roof Repairs”). If Licensor elects to make Roof Repairs, Licensee shall, upon Licensor’s request, temporarily remove the Antenna so that the Roof Repairs may be completed. The cost of removing and reinstalling the Antenna shall be paid by Licensee, at Licensee’s sole cost and expense. Licensor shall not be liable to Licensee for any damages, lost profits or other costs or expenses incurred by Licensee as the result of the Roof Repairs.

8. Removal of the Antenna. On the termination of this Agreement, Licensee shall remove the Antenna and all associated cabling and repair any damages caused thereby, at Licensee’s sole cost and expense. If Licensee does not remove the Antenna on or before the date this Agreement terminates, Licensee hereby authorizes Licensor to remove and dispose of the Antenna and associated cabling, and Licensee shall immediately reimburse Licensor for the costs and expenses it incurs in removing the Antenna and associated cabling and repairing any damages caused thereby. Licensee agrees that Licensor may dispose of the Antenna and any associated cabling, in any manner selected by Licensor.

9. Insurance. The liability and property damage insurance that Licensee is required to obtain by the Lease shall also specifically apply to the Antenna. If Tenant’s insurance policies do not already include full coverage for radio and television antennas, prior to Tenant’s installation of the Antenna, Tenant shall obtain an endorsement to its policies providing full coverage for liability relating to the Antenna.

10. Indemnity and Licensor Liability. Licensee hereby agrees to indemnify, defend and hold harmless Licensor and its employees, partners, agents and contractors (said persons and entities are hereinafter collectively referred to as the “Indemnified Parties”) from and against any and all liability, loss, cost, damage, judgments, penalties, fines, attorneys fees, court costs, insurance policy deductibles and other expenses (hereinafter collectively referred to as “Damages”) arising out of or related to an “Indemnified Matter” (as defined below). For purposes of this section, an “Indemnified Matter” shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a) Licensee’s or its employees, agents, contractors or invitees (all of said persons or entities are hereinafter collectively referred to as “Licensee Parties”) use or maintenance of the Antenna, (b) any act, omission or neglect of a Licensee Party or (c) Licensee’s failure to perform any of its obligations under this Agreement. Licensee’s obligations hereunder shall include, but shall not be limited to providing a defense, with counsel chosen by Licensee and reasonably satisfactory to the Indemnified Party, at Licensee’s sole expense, within twenty (20) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. This indemnity is intended to apply to the fullest extent permitted by applicable law but shall not require that Licensee indemnify Licensor for the gross negligence or willful misconduct of the Indemnified Parties. Licensee hereby agrees that Licensor shall not be liable for injury to Licensee’s business or any loss of income therefrom or for loss of or damage to other property of Licensee, Licensee’s employees, agents, contractors or invitees, nor shall Licensor be liable for injury to the person of Licensee, Licensee’s employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, the negligent or intentional acts of Licensor, its employees, agents and contractors. Licensee agrees that in the event that Licensor transfers its interest in the Building, such a transfer shall automatically release Licensor from all liability under this Agreement to the extent the same is assumed by the transferee or arises after the date of such transfer; and Licensee hereby agrees to look solely to Licensor’s transferee for the performance of Licensor’s obligations under this Agreement after the date of the transfer. Licensee agrees to look solely to Licensor’s equity interest in the Building for the collection of any judgment requiring the payment of money by Licensor arising out of (i) Licensor’s failure to perform its obligations under this Agreement or (ii) the negligence or willful misconduct of Licensor, its partners, employees and agents. No other property or assets of Licensor shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Licensee against Licensor. Licensee’s obligations under this section shall survive the expiration or termination of this Agreement unless specifically waived in writing by Licensor after said expiration or termination.

11. Liability Under Lease. Licensee’s liability under the Lease is not contingent or conditioned upon its ability to use the Antenna and Licensee shall continue to be obligated to perform all of its obligations under the Lease if Licensor fails to perform its obligations under this Agreement or for some other reason Licensee is unable to use the Antenna.

12. Transfer of License. This Agreement and the license granted hereunder may not be transferred or assigned by Licensee and any such transfer or assignment shall be void.

13. Default by Licensee. If Licensee fails to perform any of its obligations under this Agreement within twenty (20) days after receiving written notice of such failure from Licensor, then Licensor shall have the right, in addition to all other rights and remedies it may have under applicable law, to immediately terminate this Agreement; provided, however, that if the nature of Licensee’s obligation is such that more than twenty (20) days are required for its cure, then Licensee shall not be in default if Licensee commences performance within such twenty (20) day period and thereafter diligently pursues the same to completion. Any default by Licensee under this Agreement shall also constitute a default by Licensee under the Lease.

14. Default by Licensor. Licensor shall not be in default under this Agreement unless Licensor fails to perform obligations required of Licensor within thirty (30) days after written notice by Licensee to Licensor, specifying wherein Licensor has failed to perform such obligation; provided, however, that if the nature of Licensor’s obligation is such that more than thirty (30) days are required for its cure, then Licensor shall not be in default if Licensor commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Licensee hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Licensor default.

15. Estoppel Certificate. Licensee shall from time to time upon not less than ten (10) days’ prior written notice from Licensor execute, acknowledge and deliver to Licensor a statement in writing certifying such information as Licensor may reasonably request. The failure of Licensee to deliver such a statement within such time shall constitute a material default of Licensee hereunder and shall result in the immediate termination of this Agreement.

16. General Terms. Time shall be of the essence with respect to Licensee’s obligations hereunder. This Agreement contains the entire agreement between Licensor and Licensee with respect to the Antenna. Subject to the limitations contained in Section 12 above, the obligations of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. All notices Licensor or Licensee desires to give based on this Agreement shall be given at the addresses and in accordance with the requirements of the Lease. This Agreement shall be construed and enforced in accordance with the laws of the state in which the Building is located. This Agreement shall not be recorded. The invalidity of any provision of this Agreement as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof. This Agreement may be modified in writing only, signed by the parties in interest at the time of the modification. No waiver by Licensor or Licensee of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Licensor or Licensee of the same or any other provision. Licensor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Licensor’s consent to or approval of any subsequent act by Licensee. If Licensor or Licensee brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. If Licensee is a corporation, trust, limited liability company, limited liability partnership or general or limited partnership, Licensee, and each individual executing this Agreement on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Agreement on behalf of said entity, that said entity is duly authorized to enter into this Agreement, and that this Agreement is enforceable against said entity in accordance with its terms. If Licensee is a corporation, trust, limited liability company, limited liability partnership or other partnership, Licensee shall deliver to Licensor upon demand evidence of such authority satisfactory to Licensor. This Agreement shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Licensee because all or a portion of this Agreement was prepared by Licensor.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Agreement as of the day and year first above written.

LICENSOR:

The Realty Associates Fund VIII, L.P., a Delaware limited partnership

By:	Realty Associates Fund VIII LLC a Massachusetts limited liability company, General Partner

By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

By:	Realty Associates Advisors Trust, a Massachusetts business trust, Manager

By:	/s/ Scott W. Amling
Officer

LICENSEE*:

Universal Electronics Inc., a Delaware corporation

By:	/s/ Mark Kopaskie
Mark Kopaskie
(print name)

Its:	EXEC V. P.
(print title)

By:

(print name)

Its:
(print title)

*	If Licensee is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Agreement must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Agreement.